UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a−6(e)(2))
☑ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a−12

BRC Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☑ No fee required.
 ☐ Fee paid previously with preliminary materials.
 ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 Proxy Statement and
Notice of Annual Meeting of Stockholders

May 28, 2026 at 11:00 a.m. Eastern Time

Online at: www.virtualshareholdermeeting.com/BRCC2026

BRC Inc., 3131 W. 2210 S., Suite C, West Valley City, UT 84119
April 10, 2026
Dear Fellow Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of BRC Inc., which will be held at 11:00 a.m. Eastern Time, on May 28, 2026. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRCC2026 and using the 16-digit control number included in your proxy materials.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.
Sincerely,
Evan Hafer
Founder, Executive Chairman

BRC Inc., 3131 W. 2210 S., Suite C, West Valley City, UT 84119

To the Stockholders

Notice of Annual Meeting of
Stockholders
Date:
May 28, 2026
Record Date:
March 31, 2026
Time:
11:00 a.m. ET
Attendance:
www.virtualshareholder
meeting.com/BRCC2026

YOUR VOTE
IS IMPORTANT
Whether or not you expect to participate in the Annual Meeting, our Board of Directors (the “Board”) encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.
We will hold the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of BRC Inc., a Delaware public benefit corporation (the “Company”), on May 28, 2026 at 11:00 a.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions online by visiting www.virtualshareholdermeeting.com/BRCC2026 and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied the proxy materials.
Items of business:

to elect as directors the nominees named in the accompanying Proxy Statement to a term of three years, or until their respective successors have been elected and qualified;
to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

to approve amendments to our amended and restated certificate of incorporation to effect a reverse stock split of our Class A common stock, $0.0001 par value per share, (the “Common Stock”) at a ratio ranging from any whole number between 1-for-10 and 1-for-50, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments;

to approve the adjournment of the Annual Meeting, if necessary (the “Adjournment”), to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 3; and

to transact such other business as may properly come before the Annual Meeting.

These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”).
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our proxy materials via the Internet. On or about April 10, 2026, we are mailing to stockholders as of the record date a notice with instructions on how to access our proxy materials and vote via the Internet, or by mail, or telephone. The notice also contains instructions on how to request a paper copy of our proxy materials, including our 2025 Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 2, 2026 (our “2025 Annual Report”). This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2026. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND OUR 2025 ANNUAL REPORT ARE AVAILABLE AT WWW.VIRTUALSHAREHOLDERMEETING.COM/BRCC2026.
By Order of the Board of Directors,
Andrew McCormick
General Counsel and Secretary (CLO)
April 10, 2026

Proxy Statement Summary	1
Black Rifle Coffee Company at a Glance	1
FY2025 Business Highlights	1
Overview of Proposals	2
Proposal No. 1: Election of Class I Directors	2
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	2
Proposal No. 3: Approval of Amendments to our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of Class A Common Stock	3
Proposal No. 4: Approval of the Adjournment of the Annual Meeting	3
Other Proposals	3
Corporate Philanthropy	4
Important Information about the Annual Meeting and Voting	7
Why You Received the Proxy Materials	7
Notice of Internet Availability of Proxy Materials	7
Stockholders Entitled to Vote	7
Quorum	8
Difference between Record Holders and Street Name Holders	8
Attending the Annual Meeting	8
Voting Methods	8
Vote Requirements	9
Interests of Directors and Officers	10
Broker Non-Votes and Abstentions	10
Revocability of Proxies	10
Solicitation of Proxies	10
Proposal No. 1: Election of Class I Directors	12
Overview	12
Criteria for Nomination to the Board	13
Stockholder Nominations	14
Board Qualifications	15
Nominees and Continuing Directors	16
Corporate Governance and our Board of Directors	23
Board Leadership and Governance Structure	23
Director Independence	23
Controlled Company	24
Board Leadership Structure	25
Board Committees	25
Audit Committee	25

Compensation Committee	26
Nominating and Corporate Governance Committee	26
Meeting Attendance	26
Other Governance Matters	27
Code of Ethics	27
Role of the Board in Risk Oversight	27
Corporate Governance Guidelines	27
Insider Trading Policy	27
Prohibition of Certain Types of Transactions	28
Incentive Compensation Recovery Program	28
Compensation Committee Interlocks and Insider Participation	28
Stock Ownership Guidelines	28
Information Security Training	28
Communications with the Board	29
Director Compensation	30
Non-Employee Director Compensation Program	30
Director Compensation Table	30
Outstanding Equity Awards for Directors at Fiscal Year-End	32
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	33
Independent Registered Public Accounting Firm Fees	34
Audit Committee Pre-Approval Policies and Procedures	34
Audit Committee Report	35
Proposal No. 3: Approval of Amendments to our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of Class A Common Stock	36
Overview	36
Purpose and Background of the Reverse Stock Split	37
NYSE Requirements for Continued Listing	37
Investor Interest and Liquidity	38
Decrease Price Volatility	39
Employee Retention	39
Board Discretion to Implement the Reverse Stock Split	39
Risks Associated With the Reverse Stock Split	40
Principle Effects of the Reverse Stock Split	41
Equity Compensation Plans and Outstanding Equity Based Awards	42
Effects of the Amendments on our Common Stock	43
Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable	44
Registered “Book-Entry” Holders of Class A Common Stock	44
Beneficial Holders of Class A Common Stock	44
Holders of Certificated Shares of Class A Common Stock	45
Fractional Shares	45
No Appraisal Rights	46
No Going Private Transaction	46

Proxy Statement Summary
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote. References to “BRCC,” “Black Rifle Coffee,” “Black Rifle Coffee Company,” the “Company,” “we,” “us,” or “our” refer to BRC Inc., together with its controlled subsidiaries, unless the context requires otherwise.
Black Rifle Coffee Company at a Glance
Black Rifle Coffee Company is a Veteran-founded and led premium coffee, and energy drink company operating through one reportable segment composed of three primary channels: Wholesale, Direct to Consumer (“DTC”), and Outposts. We leverage in-house media and content creation to support brand awareness, customer engagement, and community building. Founded in 2014 by U.S. Army Veteran Evan Hafer, the company began with a one-pound coffee roaster in a garage, where Hafer personally roasted, packaged, and shipped coffee directly to consumers. Today, Black Rifle Coffee has grown into a widely recognized and nationally distributed brand steadfast in its commitment to supporting active-duty military, Veterans, first responders, and others who share our values.
At Black Rifle Coffee, we develop roast profiles with the mission-driven focus we learned while serving our country. Our offerings extend beyond coffee, including Black Rifle Energy, a ready-to-drink energy beverage, Black Rifle Coffee-branded apparel, coffee brewing equipment, and outdoor lifestyle gear that our customers proudly use to showcase their connection to our brand.
We create proprietary digital and social media content designed to strengthen our connection with the Black Rifle Coffee community. Guided by a three-pronged strategy—Inform, Inspire, and Entertain—we use content to educate consumers on our products and brand, including insights into our roasting processes and premium offerings. Through compelling storytelling, we highlight the experiences of Veterans, first responders, and everyday heroes who embody our mission. At the same time, we captivate and entertain with humor, creativity, and engaging formats that resonate deeply with our loyal and passionate customer base. This comprehensive approach reflects our core values while fostering lasting brand loyalty and recognition.
FY2025 Business Highlights

•
Total revenue was $398.3 million in 2025, with Wholesale channel revenue increasing by 5% year-over-year, driven primarily by distribution expansion and velocity growth in packaged coffee sales, as well as contributions from Black Rifle Energy. Direct-to-Consumer (“DTC”) channel revenue decreased by 5% to $117.6 million in 2025, primarily due to the impact of a $6.5 million decrease in the accrual for loyalty rewards points in 2024 following a change in the policy related to expiration of loyalty reward points.

•
According to Nielsen, in 2025 our packaged coffee distribution increased by 7.9 points to 54.9% All Commodity Volume (“ACV”), a dollar-weighted measure of the percentage of total retail sales represented by stores that carry our products. Our Ready-to-Drink coffee distribution increased by 10.0 points to 55.9% ACV. Additionally, Black Rifle Energy achieved approximately 20% ACV distribution within three months of its introduction.

•
According to Nielsen retail measurement data, in 2025 our packaged coffee business grew 31.1%, approximately three times the broader category growth rate, driven by unit growth of more than 22%. Our share in bagged coffee reached 3.3%, an increase of 60 basis points year over year, while pods reached 2.2%, an increase of 40 basis points. In Ready-to-Drink coffee, we maintained the #3 share position in the category. These gains were supported by expanded distribution and improved shelf productivity with key retail partners.

BRC Inc.	1	2026 Proxy Statement

•
Gross margin declined in 2025 as elevated green coffee costs and tariff impacts more than offset productivity improvements and pricing actions implemented during the year. Coffee prices nearly doubled compared to the prior year, creating a significant cost headwind across the business despite continued supply chain efficiency efforts and favorable product mix improvements. Total operating expenses increased modestly compared to 2024, reflecting higher general and administrative expenses and certain non-recurring items, partially offset by lower marketing spend and restructuring actions implemented during the year. Cash used in operating activities was approximately $9.8 million in 2025, primarily reflecting working capital normalization during the period.

•
Approximately one-third of our employees are Veterans or military spouses, underscoring our continued commitment to hiring and supporting the military and first-responder communities, along with meaningful support through cash and product donations.

Overview of Proposals

Board Vote Recommendation	Proposals	Page
FOR the nominees	Elect three Class I Directors	12
FOR	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026	33
FOR	Approve amendments to our amended and restated certificate of incorporation to effect a reverse stock split of our Class A common stock, $0.0001 par value per share, (the “Common Stock”) at a ratio ranging from any whole number between 1-for-10 and 1-for-50, as determined by our Board of Directors in its discretion, subject to the Board of Director’s authority to abandon such amendments; and	36
FOR	Approve the Adjournment of the Annual Meeting if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 3.	51

Proposal No. 1: Election of Class I Directors
We are asking you to vote for the election of Kathryn Dickson, Chris Mondzelewski and Lawrence “Chip” Molloy as Class I directors, to serve for a three-year term expiring at our 2029 Annual Meeting. Our Board currently consists of ten members and is divided into three classes, each of which has a three-year term.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
We are also asking you to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2026. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.
BRC Inc.	2	2026 Proxy Statement

Proposal No. 3: Approval of Amendments to our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of Class A Common Stock
We are also asking you to vote to approve amendments to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments; and
Proposal No. 4: Approval of the Adjournment of the Annual Meeting
We are asking you to vote for the approval of the Adjournment of the Annual Meeting if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 3.
Other Proposals
The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed proxy card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
BRC Inc.	3	2026 Proxy Statement

Corporate Philanthropy
Our mission is to serve premium coffee beverages and content to active-duty military, Veterans, first responders, and all who love America. Founded with a commitment to give back, we became a Delaware public benefit corporation under Delaware General Corporation Law (“DGCL”) Sections 361-368. Unlike a traditional corporation, focused solely on maximizing shareholder value, we balance profit with our commitment to a broader public benefit, ensuring that our business decisions positively impact employees, customers, suppliers, and military and first responder communities. Our public benefit purpose is to “support the underserved active military, Veteran, and first-responder communities.” To support such a broad public benefit purpose, our Board has established specific objectives, including the following:
•	Creating meaningful post-military service career opportunities for Veterans, first responders, and their families;
•	Donating cash, coffee and in-kind resources to charities that support the needs of active military, Veterans, and first responders;
•	Supporting charities focusing on mental health issues in the Veteran community;
•	Inspiring Veterans to pursue entrepreneurship through targeted programs and donations; and
•	Providing quality products and media that resonate with these audiences.
In 2025, we continued to expand these initiatives, reinforcing our commitment to those who serve.
Veteran and Military Spouse Hiring
As a Veteran-founded and led company, we remain steadfast in integrating military-affiliated individuals into our workforce, furthering our long-term goal of hiring 10,000 Veterans. We recognize that our success is rooted in their work ethic and discipline, and we aim to provide career opportunities that allow service members to transition successfully into private industry. In line with our long-term objective of hiring 10,000 Veterans, we prioritize hiring practices that integrate them into our workforce and maintain a strong and cohesive culture dedicated to service and excellence. We continued our commitment to hiring Veterans, military spouses, and military-affiliated individuals in 2025.
Of the 287 positions we filled in 2025, we added: 46 Veterans, 5 Active Service, 6 First Responders, 18 military dependents, and 13 military spouses. As of the close of 2025, approximately 33% of our 468 team members are comprised of Veterans, military spouses, first responders, and active service members.
We continue to support our partnerships with mission-driven organizations, including: BreakLine (Veterans career development), Allegiant Vets (transitioning military support), and the Military Spouse Employment Network (military spouse employment). We also remained highly engaged in the Department of Defense SkillBridge Program, providing transitioning service members with civilian work experience. Our 2025 SkillBridge interns supported key business functions, including: sales, recruiting, logistics, merchandising and project management.
BRC Inc.	4	2026 Proxy Statement

Corporate Philanthropy and Donations
We remained committed to supporting veterans, active-duty service members, first responders, and their families through a range of philanthropic initiatives during 2025. These efforts included nonprofit partnerships, community events, direct assistance to individuals in need, and in-kind product donations supporting organizations aligned with our mission.
During the first half of the year, we partnered with several organizations to support events focused on veteran wellness, resilience, and community engagement. These efforts included the Veteran Adaptive Athlete Shoot, conducted in partnership with Archery Country, Staccato Ranch, Texas Para Sports, and the Total Archery Challenge, which brought together adaptive veteran athletes for a weekend of community and competition. We also partnered with the HunterSeven Foundation to support cancer screening and toxic exposure education for veterans and first responders. These screenings were conducted at industry events including SHOT Show and SOF Week, helping raise awareness and providing early detection resources for individuals who may have been exposed to hazardous conditions during their service. We also participated in Operation Homefront’s Military Child of the Year Awards, supporting recognition of military children from each service branch and highlighting the contributions and sacrifices made by military families. In partnership with Team Red, White and Blue, we supported the Old Glory Ultra Relay, a 3,000-mile relay from San Diego to Washington, D.C. designed to promote veteran wellness, unity, and community engagement while raising awareness for veteran support programs.
During the third quarter, we responded to flooding in Texas Hill Country by providing on-site support to first responders and volunteers assisting impacted communities. The response included serving hot coffee, distributing ready-to-drink beverages and bags of coffee, and providing donated supplies. The effort also included collaboration with Operation BBQ Relief to support meal distribution to responders and residents in affected areas. We also sponsored Rescue 22 during The Tactical Games in Fairfield, Utah and served as a presenting sponsor for the Stay In Step Gala, which supports spinal cord injury recovery and adaptive therapy programs.
During the fourth quarter, we launched a Breast Cancer Awareness campaign featuring a limited-edition product designed to raise awareness and funding for military-affiliated women battling breast cancer. The initiative generated $30,000 to support the Military Patient Relief Fund through the National Breast Cancer Foundation. We partnered with Merging Vets & Players to host the Rise N Grind veterans workout event at The Star in Frisco, Texas. More than 200 veterans participated in the event, which focused on strengthening community connections and promoting mental health and wellness.
One of our largest philanthropic initiatives during the year was Operation Debt of Gratitude. In partnership with ForgiveCo and Born Primitive, the campaign helped eliminate more than $34 million in medical debt for approximately 15,000 veterans across the United States.
During the holiday season, we supported Operation Homefront’s Meals for Military initiative, helping provide groceries and gift cards to more than 1,000 military families experiencing food insecurity. We also participated in Boot Campaign’s Seasons of Service initiative, which provides toys, care packages, and support for military families during the holiday season.
We concluded the year by supporting several mission-aligned national events, including the Travis Manion Foundation’s Army-Navy Game tailgate and mission-driven activations during Cowboy Christmas and the National Finals Rodeo in Las Vegas. During these events, we donated $350,000 to the Special Operations Warrior Foundation to support educational opportunities for the children of fallen service members.
Through these initiatives, we continued to advance our public benefit purpose of supporting the underserved active military, veteran, and first-responder communities.
BRC Inc.	5	2026 Proxy Statement

Tackling the Most Critical Issues Facing Our Military, Veterans, and First Responders
Our philanthropic strategy focuses on the most pressing crises impacting our service members, Veterans, and first responders. We direct our efforts and resources toward:
•	Mental Health & PTSD Treatment – Providing funding for essential treatment programs, including our commitment to the Boot Campaign.
•	Career Transition – Supporting Veterans’ transitions into meaningful careers through partnerships with organizations like The Honor Foundation and Warrior Rising.
•	Suicide Prevention – Backing initiatives that offer direct mental health interventions and suicide prevention programs.
•	Food Insecurity – Partnering with organizations like Operation Homefront to provide meals for struggling military families.
•	Homelessness Prevention – Supporting organizations that offer housing solutions and emergency relief for Veterans in need.
Mental Health in the Veteran Community
Addressing mental health challenges among Veterans remains a top priority for Black Rifle Coffee Company. In 2025, we strengthened our focus on organizations dedicated to supporting those struggling with PTSD and other mental health issues. Alongside our commitment to the Boot Campaign, we provided financial support to the Brothers Keeper Veteran Foundation, an organization that assists combat Veterans with overcoming PTSD and other psychological challenges. We also continued our partnership with Shields & Stripes, which delivers holistic recovery programs for Veterans, first responders, and healthcare workers. These contributions align with our mission to reduce Veteran suicide rates and ensure that those who have served our country receive the care and treatment they deserve.
Media & Content Initiatives
Through compelling storytelling, we remain committed to preserving the legacy of our nation’s heroes and ensuring that their contributions are never forgotten. We pride ourselves on creating original media content to help promote our intended public benefit purpose. We have a number of outlets including the Black Rifle Coffee Podcast released every week containing exclusive interviews and content about inspiring the American Dream through hard work and adventure. The Black Rifle Coffee Company YouTube Channel is another source for great content from the founders of BRCC.
In 2025, we leveraged our media platforms to highlight the achievements and sacrifices of the military and first responder communities. We created content celebrating historic moments such as the U.S. Army’s 250th Birthday and D-Day Anniversary, attended events and produced stories that honored those who have served.
Looking Ahead
As we look to 2026, our corporate philanthropy team remains dedicated to expanding our impact. Through continued support for our nonprofit partners, increased hiring efforts within the Veteran and military spouse communities, and innovative media initiatives that share the stories of those who serve, we plan to build on the successes of 2025. You bought. We gave. Vets won. We are proud of what we have accomplished and look forward to continuing our mission in the years ahead.
BRC Inc.	6	2026 Proxy Statement

Important Information about the Annual Meeting and Voting
Why You Received the Proxy Materials
You are viewing or have received these proxy materials because the Company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials
As permitted by SEC rules, we are making this Proxy Statement and our 2025 Annual Report available to stockholders electronically via the Internet. On or about April 10, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and our 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Stockholders Entitled to Vote
The Board has set March 31, 2026, as the record date for the Annual Meeting. If you were the owner of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) or Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of Class A Common Stock and one vote for each share of Class B Common Stock you held on the record date. At the close of business on the record date, there were 116,480,011 shares of our Class A Common Stock and 132,645,046 shares of our Class B Common Stock issued, outstanding and entitled to vote. Shares of our Class A Common Stock and Class B Common Stock vote together, as a single class, on Proposals No. 1, 2, and 4. In accordance with our Amended and Restated Certificate of Incorporation, only shares of Class A Common Stock may be voted with respect to Proposal No. 3 (Approval of Amendments to our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of Class A Common Stock). Accordingly, any shares of Class B Common Stock voted on Proposal No. 3 will not be counted.
A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose relevant to the Annual Meeting, during normal business hours for a period of at least ten days before the Annual Meeting at our corporate offices at 3131 W. 2210 S., Suite C, West Valley City, UT 84119, Attention: Legal. If our offices are not generally open, stockholders may contact Investor Relations at BlackRifleIR@icrinc.com and arrangements will be made to review the records in person. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/BRCC2026.
BRC Inc.	7	2026 Proxy Statement

Quorum
A majority of the voting power of the shares of Class A and Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the record date must be present virtually at the Annual Meeting, either in person or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting.
If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting without a vote of stockholders. In addition, stockholders holding a majority of the voting power present, either in person or by proxy, and entitled to vote at the Annual Meeting may, to the extent permitted by law, adjourn the Annual Meeting.
Difference between Record Holders and Street Name Holders
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” Your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the proxy materials or voting instructions are being forwarded to you by that organization.
Attending the Annual Meeting
The Company has decided to hold the Annual Meeting entirely online. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/BRCC2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may also join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the record date. The meeting webcast will begin promptly at 11:00 a.m. Eastern Time on May 28, 2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Voting Methods
Stockholders of Record
If you are a stockholder of record, you may vote:

over the Internet	by Telephone	by Mail	electronically at the Annual Meeting
You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;	You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

BRC Inc.	8	2026 Proxy Statement

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 27, 2026. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.”
If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the record date.
Vote Requirements
Proposal No. 1: Election of Class I Directors
You may vote “FOR,” “AGAINST”, or “ABSTAIN” with respect to the director nominees. The election of each Class I director requires a majority vote of the votes cast by the holders of the Class A and Class B Common Stock, voting as a single class, to be approved. Abstentions and broker non-votes shall not count as a vote cast and will have no effect on the outcome of the vote.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026. The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of our independent auditors. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Proposal No. 3: Approval of Amendments to our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of Class A Common Stock
You may vote “FOR,” “AGAINST”, or “ABSTAIN” with respect to Proposal No. 3. Proposal No. 3 requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock. Abstentions and broker non-votes will have the same effect as a vote “Against” the Reverse Stock Split, however, we do not anticipate any broker non-votes in connection with this proposal. In accordance with our Amended and Restated Certificate of Incorporation, only shares of Class A Common Stock may be voted with respect to Proposal No. 3. Accordingly, any shares of Class B Common Stock voted on Proposal No. 3 will not be counted.
Proposal No. 4: Approval of the Adjournment of the Annual Meeting
You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the Board’s ability to adjourn the annual meeting. The affirmative vote of the holders of a majority of the votes cast is required to approve Proposal No. 4. Abstentions and broker non-votes will have no effect on the outcome of the vote.
BRC Inc.	9	2026 Proxy Statement

Interests of Directors and Officers
Director nominees, including current directors, standing for election at the Annual Meeting have a substantial interest in Proposal No. 1, which concerns the election of directors. Directors and executive officers have no substantial interest in Proposal Nos. 2 and 4, which relate to (A) the ratification of our independent registered public accounting firm, and (B) the approval of the Board adjourning the meeting if necessary to solicit additional proxies if there are insufficient votes to approve the Reverse Stock Split. Certain of our officers and directors have an interest in Proposal No. 3, which relates to the Reverse Stock Split as a result of their ownership of shares of the Common Stock, as set forth in the section entitled “Beneficial Ownership of our Common Stock” below. However, we do not believe that our officers or directors have interests in Proposal No. 3 that are different from or greater than those of any other of our stockholders.
Broker Non-Votes and Abstentions
For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms, and other nominees who hold our shares in street name for their customers generally have authority to vote on “routine” proposals such as the ratification of auditors when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or other “non-routine” matters.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customer’s shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. Broker non-votes and abstentions are counted as being present for purposes of determining whether a quorum is present, but will not be considered “votes cast” with respect to Proposal No. 1 (Election of Directors), Proposal No. 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) and Proposal No. 4 (Adjournment of the Annual Meeting).
Accordingly, broker non-votes and abstentions will have no impact on the outcome of Proposals Nos. 1, 2 and 4 contained in this Proxy Statement but will have the effect of a vote “against” Proposal No. 3 (Approval of Amendments to our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of Class A Common Stock). As Proposals No. 3 and 4 are routine matters, we do not anticipate that there will be any broker non-votes on such proposals.
Revocability of Proxies
Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to BRC Inc., 3131 W. 2210 S., Suite C, West Valley City, UT 84119, Attention: Legal, or over the Internet or by phone by following the instructions included in your proxy materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.
Solicitation of Proxies
Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of our Class A and Class B Common Stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.
BRC Inc.	10	2026 Proxy Statement

We have also engaged D.F. King & Co., Inc. (“DF King”) to act as our proxy advisor and to assist us in soliciting proxies related to the proposals set forth herein and to be voted upon at the Annual Meeting, and at any adjournments or postponements thereof. DF King may solicit proxies personally, electronically or by telephone. We have agreed to pay DF King $12,500, plus customary costs and expenses, for these services. Banks and brokers, please call: (646) 970-2127, all others, please call toll-free: (800) 659-5550 or contact DF King via email at BRCC@dfking.com.
BRC Inc.	11	2026 Proxy Statement

Proposal No. 1:
Election of Class I Directors
Overview
Our Board currently consists of ten directors. At the Annual Meeting, three Class I directors will be elected. Kathryn Dickson, Chris Mondzelewski and Lawrence “Chip” Molloy are our current Class I directors whose terms expire at the Annual Meeting. The nominating and corporate governance committee has recommended, and the Board has approved, the nomination of Ms. Dickson and Messrs. Mondzelewski and Molloy to stand for election at the Annual Meeting. As Class I nominees, if elected, Ms. Dickson and Messrs. Mondzelewski and Molloy will serve three-year terms expiring at the 2029 Annual Meeting, or until their respective earlier death, resignation, or removal from the Board.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I directors, whose current terms expire at this Annual Meeting, and whose subsequent terms will expire at the annual meeting in 2029; Class II directors, whose current terms expire at the annual meeting in 2027; and Class III directors, whose current terms expire at the annual meeting in 2028. Subject to the Investor Rights Agreement (as defined below), the term of all Class I directors will automatically become one year commencing with the annual meeting in 2029, the term of all Class II directors will automatically become one year commencing with the annual meeting in 2030, and the term of all Class III directors will automatically become one year commencing with the annual meeting in 2031, with all directors having a term of one year from and after the annual meeting of stockholders in 2031. The current Class I directors are Kathryn Dickson, Chris Mondzelewski and Lawrence “Chip” Molloy; the current Class II directors are Clayton Hutmacher, Stephen Kadenacy and Sean Moriarty; and the current Class III Directors are Evan Hafer, Mel Landis, Steven Taslitz and Glenn Welling.
The nominees have consented to serve if elected. However, if the nominees fail to stand for election, decline to accept election, or are otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.
VOTE
Our Board Unanimously Recommends a Vote “FOR” the Class I Director Nominees Listed Below.
BRC Inc.	12	2026 Proxy Statement

Criteria for Nomination to the Board
The nominating and corporate governance committee assesses the skills, experiences, and attributes our Board should represent to align its individual and group strengths with our Company’s long-term strategic plan and the interests of our stockholders. The nominating and corporate governance committee identifies director nominees using the criteria set forth below and any other criteria that may be identified in accordance with the nominating and corporate governance committee’s charter and our Corporate Governance Guidelines:
•
Ethics. The nominating and corporate governance committee seeks director nominees who are persons of good reputation and character who conduct themselves in accordance with high personal and professional ethical standards, including the policies set forth in the Company’s Code of Ethics.

•
Conflicts of Interest. Each director or director nominee should not, by reason of any other position, activity or relationship, be subject to any conflict of interest that would impair the director or director nominee’s ability to fulfill the responsibilities of a member of the Board.

•
Independence. The nominating and corporate governance committee will consider whether directors and director nominees will be considered independent under the standards of the New York Stock Exchange (“NYSE”), and the heightened independence standards for audit committees and compensation committee under the securities laws.

•
Business and Professional Activities. Directors and director nominees should maintain a professional life active enough to keep them in contact with the markets and/or the industry in which the Company is active. A significant position or title change will be seen as reason to review a director’s membership on the Board.

•
Experience, Qualifications and Skills. Directors and director nominees should have the educational background, experience, qualifications and skills relevant for effective management and oversight of the Company’s management, which may include experience at senior executive levels in comparable companies, public service, professional service firms, or educational institutions.

•
Time/Participation. Directors and director nominees should have the time and willingness to carry out their duties and responsibilities effectively, including time to study informational and background materials and to prepare for meetings. Directors should attempt to arrange their schedules to allow them to attend all scheduled Board and committee meetings. The Board will consider the participation of and contributions to the activities of the Board for any director recommended for re-nomination.

•	Board Evaluation. The nominating and corporate governance committee will consider the results of the annual Board evaluation in its Board refreshment strategy.
•
Overboarding. No director or director nominee may serve on more than four public company boards (including the Company’s Board). No director or director nominee that is an executive officer of a public company may serve on more than two public company boards (including the Company’s Board). No member of the audit committee may serve simultaneously on the audit committee of more than three public companies (including the Company’s audit committee). Accepting a directorship with another public company that the director did not hold when elected or appointed to the Board will be seen as a reason to review a director’s membership on the Board.

•
Diversity. The Board and nominating and corporate governance committee believe that diversity, including gender, race, ethnicity and United States military service, brings a diversity of viewpoints to the Board that is important to the effectiveness of the Board’s oversight of the Company.

•
Tenure/Retirement. The Board and nominating and corporate governance committee do not believe that there should be a fixed term or retirement age for directors, but will consider each director’s tenure and the average tenure of the Board.

BRC Inc.	13	2026 Proxy Statement

Director Nomination Rights
On February 9, 2022, in connection with the consummation of the business combination by which BRC Inc. became the parent company of Authentic Brands LLC and Black Rifle Coffee Company LLC (the “Business Combination”), the Company, SilverBox Engaged Sponsor LLC (the “Sponsor”), Engaged Capital, LLC, a member of the Sponsor, and certain of its affiliates (collectively, “Engaged”), Evan Hafer, our prior Chief Executive Officer and a director, and certain other equityholders of the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, for so long as Mr. Hafer and Engaged continue to own a specified percentage of Class A Common Stock and/or Common Units of Authentic Brands, Engaged will have the right to designate for nomination by the Board up to two candidates for election to the Board, and Mr. Hafer will have the right to designate for nomination to the Board up to three candidates (including himself) for election to the Board. In addition, until the fifth anniversary of the closing of the Business Combination, (i) the parties to the Investor Rights Agreement will vote their shares in favor of the directors put forth for nomination by Engaged and Mr. Hafer and (ii) the Sponsor and certain other equityholders party to the Investor Rights Agreement will vote all of their shares in the election and removal of directors as directed by Mr. Hafer. Mr. Hafer’s nominees that currently sit on the Board are Messrs. Taslitz and Hutmacher, in addition to himself; Engaged’s nominees that currently sit on the Board are Messrs. Welling and Molloy. At the Annual Meeting, Mr. Hafer will control approximately 51% of the outstanding voting power in the election of directors, and he intends to vote “FOR” Kathryn Dickson, Chris Mondzelewski and Lawrence “Chip” Molloy.
Stockholder Nominations
The nominating and corporate governance committee will review and evaluate candidates submitted by stockholders for election to the Board using the same criteria it applies to director nominees identified by the nominating and corporate governance committee, taking into consideration whether nominations are made in accordance with the procedures to nominate directors set forth in our Amended and Restated By-Laws, as amended (the “Bylaws”). Any stockholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement.”
BRC Inc.	14	2026 Proxy Statement

Board Qualifications
Set forth below are some of the experiences, qualifications, attributes, and skills possessed by our current directors.

Director	Corporate Governance	Finance & Capital Markets	Mergers & Acquisitions	Marketing	Diversity	Consumer Packaged Goods	Technology	Growth Company	Military and/or Government Service
Chris Mondzelewski	•		•	•		•		•	•
Lawrence Molloy	•	•	•	•		•		•	•
Kathryn Dickson	•			•	•	•		•	•
Clayton Hutmacher	•								•
Evan Hafer	•			•		•		•	•
Steven Taslitz	•	•	•	•		•	•	•
Glenn Welling	•	•	•			•		•
Stephen Kadenacy	•	•	•			•		•
Sean Moriarty	•		•	•			•	•
Melvin Landis	•			•		•		•

BRC Inc.	15	2026 Proxy Statement

Nominees and Continuing Directors
Biographical information for Kathryn Dickson, Chris Mondzelewski and Lawrence “Chip” Molloy, the nominees for election as directors at the Annual Meeting, and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and corporate governance committee and our Board that each such person should continue to serve as a director.
VOTE
Our Board Unanimously Recommends a Vote “FOR” the Class I Director Nominees Listed Below.
Class I Director Nominees for a Term Expiring in 2029

Kathryn Dickson Independent Age 61 Director Since August 2020 Committee Service: • Compensation Committee • Nominating and Corporate Governance Committee
Kathryn Dickson is a director on our Board and currently serves as a member of the compensation committee and the nominating and corporate governance committee. Ms. Dickson served as President of Manitoba Harvest, a global company that manufactures and markets plant-based-protein foods and beverages, from 2019 through 2020, and has since served in professional director roles as described below. Prior to Manitoba Harvest, Ms. Dickson served as Senior Vice President at Mattel, Inc., and President of its American Girl subsidiary from 2016 through 2018. Prior to American Girl, Ms. Dickson served as Chief Marketing Officer for News America Marketing Inc., a subsidiary of global media and information services company, News Corp, from 2015 to 2016. Ms. Dickson spent the majority of her career, more than 23 years, with General Mills, Inc. serving in marketing leadership and general management roles of increasing responsibility for some of the world’s best-known brands, concluding with her service as Vice President/Business Unit Director for the Betty Crocker, Pillsbury and Old El Paso global brands. Ms. Dickson served on the board of directors of Cooper Tire & Rubber Company from October 2018 until July 2021, and is currently on the board of BARR, a non-profit where she has been an independent director since 2025, Compana Pet Brands, where she has been a director since 2022, and serves on their compensation committee, Flexsteel Industries, Inc. where she has been an independent director since July 2021, and serves on their compensation committee and as Chairperson of their nominating and corporate governance committee. Ms. Dickson earned a Bachelor of Science degree from the United States Air Force Academy, and an MBA from the University of California, Los Angeles. She served as an officer in the U.S. Air Force, where she achieved the rank of Captain.

MS. DICKSON IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HER EXTENSIVE EXPERTISE IN DRIVING GROWTH THROUGH OMNICHANNEL AND DIGITAL STRATEGIES, BRAND BUILDING, MARKETING AND PRODUCT INNOVATION.

BRC Inc.	16	2026 Proxy Statement

Chris Mondzelewski Age 51 Director Since January 2024
Chris Mondzelewski is the President and Chief Executive Officer of BRCC and has served as a director on our Board since January 2024. Prior to his appointment as Chief Executive Officer, Mr. Mondzelewski served President of the Company from June 2023 and as the Company’s Chief Marketing Officer from May 2023 to January 2024. Mr. Mondzelewski came to Black Rifle with more than 28 years of consumer marketing, business and leadership experience. Prior to his time at BRCC, Mr. Mondzelewski was at Mars Inc. for thirteen years, and held multiple leadership positions of increasing responsibility across the company including Chief Growth Officer, Senior VP North America Customer Development, and VP of Marketing. Prior to that, Mr. Mondzelewski spent 12 years at Kraft Foods where he led businesses in North America and China. Before his business career, Mr. Mondzelewski was a Marine for five years, deploying in support of Operation Desert Freedom. Mr. Mondzelewski has a strong personal connection to the military and first-responder community. Mr. Mondzelewski has a bachelor’s degree in chemical engineering from Vanderbilt University and an MBA in economics and marketing from the Kellogg School of Management at Northwestern University.

MR. MONDZELEWSKI IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS YEARS OF EXPERIENCE IN THE CONSUMER PACKAGED GOODS INDUSTRY, HIS EXECUTIVE LEADERSHIP EXPERIENCE, AND HIS ROLE AS CHIEF EXECUTIVE OFFICER OF THE COMPANY.

Lawrence Molloy Independent Age 64 Director Since June 2024 Committee Service • Audit Committee (Chair) • Compensation Committee
Lawrence “Chip” Molloy is a director on our Board and currently serves as the Chair of the audit committee and a member of the compensation committee. Mr. Molloy brings finance, private equity and board experience to the Company. He was Chief Financial Officer of Sprouts Farmers Market, Inc. from September 2021 to December 2023. He also served as a director and chair of the audit and compensation committees of Sprouts’ board from 2012 to 2021 and Interim Chief Financial Officer of Sprouts from June 2019 to February 2020. Previously, Mr. Molloy served as a director and Chair of Torrid Inc.’s audit committee from 2018 to 2021 and Interim Chief Executive Officer of Torrid from January 2018 to August 2018. His previous roles include serving as Senior Advisor to Roark Capital Group, a private equity firm focused predominantly on the restaurant and retail sectors, as well as holding Chief Financial Officer roles at Under Armour Inc. and Petsmart, Inc. Mr. Molloy currently sits on the board of Pet Valu Holdings Ltd., where he has been a director since May 2023 and serves as the Chair of the audit committee and a member of the governance and nominating committee. Mr. Molloy also sits on the board of Sally Beauty Holdings, Inc., where he has been a director since July 2022 and serves as the Chair of the audit committee and serves as a member of the executive committee. Mr. Molloy also sits on the board of Grocery Outlet Holding Corp., where he has been a director since June 2025 and serves as a member of the audit and risk committee. Prior to his business career, Mr. Molloy served as a U.S. Navy fighter pilot for 10 years, later retiring from the Naval Reserve with the rank of Commander.
Mr. Molloy holds an MBA from the University of Virginia and a Bachelor of Science in Computer Science from the U.S. Naval Academy.

MR. MOLLOY IS QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE EXECUTIVE AND FINANCE EXPERIENCE.

BRC Inc.	17	2026 Proxy Statement

Continuing Directors - Class II Director with Term Expiring in 2027

Clayton Hutmacher Lead Independent Director Independent Age 64 Director Since June 2024 Committee Service: • Compensation Committee • Nominating and Corporate Governance Committee
Clayton Hutmacher is a director on our Board and currently serves as the Lead Independent Director and as a member of the compensation committee and nominating and corporate governance committee. Mr. Hutmacher has been the President and Chief Executive Officer of the Special Operations Warrior Foundation since September 2018. Mr. Hutmacher was a career United States Army Officer and retired in 2018 having served over 40 years in uniform. As an Army Special Operations Aviator, he commanded at every level during his three tours with the 160th Special Operations Aviation Regiment, where he served as the MH-60 Direct Action Penetrator platoon leader, company operations officer, executive officer and commander of 1st Battalion, Regimental Commander, and the Commanding General of the U.S Army Special Operation Command, Tampa, Florida. Mr. Hutmacher’s last active duty assignment was as the deputy Commanding General of the United States Army Special Operations Command at Fort Bragg, NC. Mr. Hutmacher has a Bachelor’s Degree in Aerospace Management from Embry Riddle Aeronautical University, a Master’s Degree in National Security and Strategic Studies from the United States Naval Command and Staff College, and a Master’s Degree in Strategic Studies from the United States Army War College.

MR. HUTMACHER IS QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE LEADERSHIP AND STRATEGIC EXPERIENCE RELEVANT TO OUR PUBLIC BENEFIT MISSION.

Stephen Kadenacy Age 56 Director Since April 2025
Stephen Kadenacy is a director on our Board and served as the Company’s Chief Financial Officer from September 2023 to July 2025. Mr. Kadenacy, who is the former Chief Financial Officer of AECOM, is a significant shareholder and has deep familiarity with BRCC’s operations and financial profile, having played an integral role in the business combination of BRCC and SilverBox, including serving as Chief Executive Officer of SilverBox Engaged Merger Corp until its merger with BRCC in February 2022. He has also been serving as the Chairman of Centerline Logistics Corp, a leading marine oil transportation services firm and ship assist company, since July 2019. Mr. Kadenacy is a seasoned investment professional and former Fortune 200 operating executive with expertise in managing, building and growing global public organizations, most recently serving as Co-Managing Member of SilverBox Capital, an investment firm which he co-founded in 2017. With experience spanning over three decades, Mr. Kadenacy was also the CEO of Boxwood Merger Corp until its merger with Atlas Technical Consulting and then remained on the Board. Previously, Mr. Kadenacy held leadership roles at AECOM, a global engineering and technical services company, including serving as President, Chief Operating Officer, and Chief Financial Officer. Prior to his corporate career, Mr. Kadenacy was a Partner at KPMG in the Economic Consulting Practice and served as a member of the Board of Directors of ABM Industries, a provider of facility management services. Mr. Kadenacy also served on the Board of the YMCA of Greater Los Angeles and the Board of Trustees for UCLA’s Anderson School of Business. Mr. Kadenacy holds a bachelor’s degree in economics from UCLA and an MBA from USC.

MR. KADENACY IS QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE KNOWLEDGE OF THE COMPANY AND FINANCIAL EXPERTISE.

BRC Inc.	18	2026 Proxy Statement

Sean Moriarty Independent Age 54 Director Since April 2025 Committee Service: • Nominating and Corporate Governance Committee (Chair) • Audit Committee
Sean Moriarty is a director on our Board and serves as the Chair of the nominating and corporate governance committee and as a member of the audit committee. Mr. Moriarty is the chief executive officer of Primer, an artificial intelligence company, where he also serves on the board of directors. He is currently the lead independent director at Eventbrite, a publicly traded company, where he has served on the board of directors since 2010. From August 2014 to April 2023, Mr. Moriarty served as the chief executive officer of Leaf Group, a wholly owned subsidiary of Graham Holdings, a publicly traded company. Prior to its acquisition by Graham Holdings in June 2021, Mr. Moriarty served on the board of directors of Leaf Group from August 2014 to June 2021. Mr. Moriarty previously served as the chief executive officer of Saatchi Online, which operated Saatchi Art, an online art gallery, from August 2013 to August 2014, prior to its acquisition by Leaf Group. From 2009 to 2012, Mr. Moriarty was an entrepreneur in residence at Mayfield Fund, a venture capital firm. From 2007 to 2009, Mr. Moriarty was president and chief executive officer of Ticketmaster, a live entertainment ticketing and marketing company, and he held various other positions at Ticketmaster from 2000 to 2006, including executive vice president, technology and chief operating officer. Mr. Moriarty served on the Ticketmaster board of directors from 2008 to 2009. Mr. Moriarty attended graduate school at Boston University and the University of South Carolina and earned his undergraduate degree from the University of South Carolina.

MR. MORIARTY IS QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE EXPERIENCE IN OPERATIONS, LEADERSHIP AND BRAND GROWTH.

BRC Inc.	19	2026 Proxy Statement

Continuing Directors - Class III Directors with Terms Expiring in 2029

Evan Hafer Age 49 Director Since October 2014 Committee Service: • Nominating and Corporate Governance Committee
Evan Hafer founded the Company in 2014 and was Chief Executive Officer since its inception through the end of December 2023, when he transitioned to the position of Founder and Executive Chairman. He has served as a director since the Company was founded and previously served as Chairman of the Board from October 2014 to July 2022. Prior to founding the Company, Mr. Hafer had fifteen years of service in the U.S. military and worked as a contractor for the CIA. As a member of the military, he served as a Green Beret with the 19th Special Forces Group and was deployed overseas multiple times. Mr. Hafer attended the University of Idaho and has been roasting coffee since 2006.

MR. HAFER IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS ROLE AND EXPERIENCE AS FOUNDER, AND PREVIOUSLY CHIEF EXECUTIVE OFFICER, OF THE COMPANY.

Steven Taslitz Independent Age 67 Director Since December 2017 Committee Service: • Nominating and Corporate Governance Committee • Compensation Committee
Steven Taslitz is a director on our Board and currently serves as a member of the nominating and corporate governance committee and the compensation committee. Mr. Taslitz is also currently on the board of directors of Datacubed Health, Stella, Fancy Sprinkles and Stationhead. He co-founded Sterling Partners in 1983 and is Chairman of the firm. Sterling Partners has invested in and owned upwards of 100+ companies over time, many of which Mr. Taslitz has served on the Board of Directors and also on their audit committees. Mr. Taslitz has supported and served on a number of educational, non-profit boards, including the Illinois Board of Higher Education, the Glencoe Educational Foundation, and the Investment Committee of the Jewish United Fund. He received a BS in Accountancy with Honors from the University of Illinois.

MR. TASLITZ IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS KNOWLEDGE OF OUR BUSINESS AND HIS EXTENSIVE EXPERIENCE AS A DIRECTOR OF A DIVERSE RANGE OF COMPANIES.

BRC Inc.	20	2026 Proxy Statement

Glenn Welling Independent Age 55 Director Since February 2022 Committee Service: • Audit Committee • Compensation Committee
Glenn Welling is a director on our Board and currently serves as a member of the audit committee and the compensation committee. Mr. Welling is the founder and CIO of Engaged Capital, a constructive activist fund that invests in small and mid-cap public companies, a position that he has held since 2012. Previously, Mr. Welling was a Principal and Managing Director at Relational Investors, a $6B activist fund where he was responsible for managing the fund’s consumer, healthcare and utility investments. Prior to Relational, Mr. Welling spent 7 years as a Managing Director at Credit Suisse and Head of the Investment Banking Department’s Advisory Business. Mr. Welling joined Credit Suisse when the firm acquired HOLT Value Associates, where he was a Partner and Managing Director. Prior to HOLT, Mr. Welling was the Managing Director of Valuad U.S., a financial software and advisory business. Prior to Valuad U.S., he worked at leading consulting firms including A.T. Kearney and Marakon Associates.
From 2022 to 2023, Mr. Welling was a member of the Board of Directors of NCR Corporation, a NYSE listed software- and services-led enterprise technology provider for the financial, retail, and hospitality industries where he Chaired the Special Committee and served on the Compensation and Human Resources Committee and the Audit Committee. From 2017 to 2022, Mr. Welling was a member of the Board of Directors of The Hain Celestial Group, a NASDAQ listed leading marketer, manufacturer and seller of organic and natural better-for-you-products where he was the Chair of the compensation committee and member of the Strategy Committee. From 2015 to 2020 Mr. Welling was a member of the Board of Directors of TiVo Corporation, a NASDAQ listed provider of digital entertainment technology solutions where he was the Chair of the compensation committee and a member of the Strategy Committee and the Corporate Governance and Nominating Committee. From 2015 to 2018, Mr. Welling served on the Board of Medifast, Inc., a NYSE listed manufacturer of medically based, proprietary healthy living and meal replacement products where he was a member of the Audit, Compensation, and Mergers and Acquisitions Committees. From January 2015 to August 2018, Mr. Welling served on the Board of Jamba, Inc., a NASDAQ listed leading restaurant retailer of better-for-you food and beverage offerings where he was the Chair of the compensation committee and a member of the Finance Committee. Mr. Welling was recognized by The National Association of Corporate Directors (NACD) as one of the 100 most influential directors in corporate boardrooms in 2018. From 2017 to 2019 he also served on the Corporate Governance Advisory Council of the Council of Institutional Investors. Mr. Welling also taught executive education courses at the Wharton School of Business, his alma mater. He previously served as Chairman of the Board of Directors for the university’s tennis program and as a member of the Wharton Executive Education Board.

MR. WELLING IS WELL-QUALIFIED TO SERVE ON OUR BOARD DUE TO SIGNIFICANT EXPERIENCE IN THE AREAS OF INVESTMENTS, FINANCE AND CORPORATE GOVERNANCE.

BRC Inc.	21	2026 Proxy Statement

Melvin Landis Independent Age 60 Director Since September 2025 Committee Service • Audit Committee • Compensation Committee (Chair)
Melvin (Mel) Landis is a director on our Board and currently serves as the Chair of the compensation committee and as a member of the audit committee. Mr. Landis currently serves as President of OLIPOP, Inc., where he has had operating responsibilities since November 2024. From 2022 to 2024, he was President of MFL Consulting, LLC, and from 2019 to 2022, Mr. Landis served as Chief Customer Officer of BodyArmor Sports Nutrition LLC. Prior to BodyArmor, Mr. Landis spent more than a decade at The Coca-Cola Company in senior leadership roles, including President of the Minute Maid Business Unit for Coca-Cola North America, Senior Vice President of Business Transformation, and Chief Retail Officer at Coca-Cola Refreshments. He also served as Chief Marketing and Customer Officer at Coca-Cola Bottling Company Consolidated from 2004 to 2010. Earlier in his career, Mr. Landis held sales and retail management roles with The Clorox Company and Kraft General Foods. He holds a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill.

MR. LANDIS IS QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE EXPERIENCE IN OPERATIONS AND BRAND GROWTH AND HIS KNOWLEDGE OF THE FOOD AND BEVERAGE INDUSTRY.

BRC Inc.	22	2026 Proxy Statement

Corporate Governance and our
Board of Directors
Board Leadership and Governance Structure
The following table details certain basic information on our directors, the composition of the Board and its standing committees, and the number of meetings held during the year ended December 31, 2025.

				Committee Memberships
Name	Age[1]	Director Since	Independent	Audit	Compensation	Nominating and Governance
Evan Hafer	49	2014				•
Steven Taslitz	67	2017	•		•	•
Glenn Welling	55	2022	•	•	•
Clayton Hutmacher	65	2024	•		•	•
Stephen Kadenacy	57	2025
Sean Moriarty	55	2025	•	•		•
Kathryn Dickson	61	2020	•		•	•
Chris Mondzelewski	52	2024
Lawrence Molloy	64	2024	•	•
Melvin Landis	60	2025	•	•	•
FY 2025 Meetings[2]			Board: 5	6	7	4

 • = Member           • = Chair
1.	As of March 31, 2026.
Director Independence
The Company’s Class A Common Stock is listed on the NYSE. Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors, subject to specified exceptions. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence
BRC Inc.	23	2026 Proxy Statement

criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of the NYSE.
In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of the NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of the NYSE, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Company has determined that Kathryn Dickson, Clayton Hutmacher, Lawrence Molloy, Steven Taslitz, Glenn Welling, Sean Moriarty and Melvin Landis are “independent directors” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act. In connection with its review and determination of independence, the Board specifically considered Messrs. Taslitz and Welling’s relationship to the Company as significant shareholders through affiliates of Sterling Partners and Engaged Capital, respectively, and determined that such relationships would not impair Messrs. Taslitz and Welling’s independence.
Controlled Company
Mr. Hafer controls a majority of the voting power of our outstanding Class A Common Stock and Class B Common Stock. As a result, we are deemed a “controlled company” under the NYSE corporate governance standards. As a controlled company, we are free from the obligation to comply with certain corporate governance requirements, including the requirements:
•	that a majority of our board of directors consists of “independent directors,” as defined under the rules of the NYSE;
•	that we have, to the extent applicable, a nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•	that any compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.
Because we have availed ourselves of the “controlled company” exception under the rules, we may choose to rely upon these exemptions. These exemptions, however, do not modify the independence requirements for our audit committee, and we will continue to comply with the requirements of Rule 10A-3 of the Exchange Act and the rules of the NYSE.
BRC Inc.	24	2026 Proxy Statement

Board Leadership Structure
The Board periodically appoints a chairperson of the Board. Both independent and management directors, including the Chief Executive Officers, are eligible for appointment as the chairperson. If the chairperson is not an independent director, the Board will designate a Lead Independent Director, which Lead Independent Director is tasked with overseeing meetings and executive sessions of the independent directors of the Board, leading the performance evaluation of the Executive Chairman and other responsibilities that the Board may assign from time to time. Currently, Evan Hafer serves as the Executive Chairman, and Clayton Hutmacher serves as Lead Independent Director. The Board conducts an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for the Company, taking into account the recommendations of the nominating and corporate governance committee. The Board has determined that its current leadership structure, which includes an Executive Chairman and a Lead Independent Director is appropriate due to Mr. Hafer’s extensive knowledge of the Company and its operations.
Board Committees
The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The responsibilities of each committee are described below. The composition of each committee has been determined and made in accordance with the NYSE listing standards and the independence standards under the Exchange Act, as applicable. Members serve on these committees until their resignation or until otherwise determined by the Board.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website at https://ir.blackriflecoffee.com.
Audit Committee
Our audit committee currently consists of Lawrence Molloy, Melvin Landis, Sean Moriarty, and Glenn Welling, with Mr. Molloy serving as chair. Each of these individuals qualifies as an independent director under the NYSE listing standards and the independence standards of Rule 10A-3 under the Exchange Act. Each member of the audit committee is financially literate and our Board has determined that Mr. Molloy qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Our audit committee is responsible for, among other things:
•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	assisting the Board in evaluating the qualifications, performance and independence of our independent auditors;
•	assisting the Board in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•	assisting the Board in monitoring our compliance with legal and regulatory requirements;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•	assisting the Board in monitoring the performance of our internal audit function;
•	monitoring the performance of our internal audit function;
•	reviewing with management and our independent auditors our annual and quarterly financial statements;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the rules and regulations of the SEC require to be included herein.
BRC Inc.	25	2026 Proxy Statement

Compensation Committee
Our compensation committee consists of Melvin Landis, Kathryn Dickson, Clayton Hutmacher, Steven Taslitz and Glenn Welling, with Mr. Landis serving as chair. Under NYSE listing standards, as a controlled company, we are not required to have a compensation committee composed entirely of independent directors. Each of these individuals qualifies as an independent director under the NYSE listing standards.
Our compensation committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determining and recommending to our Board our Chief Executive Officer’s compensation level based on such evaluation;

•
reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

•	reviewing and recommending the compensation of our directors;
•	reviewing and discussing annually with management our compensation disclosure required by SEC rules;
•	if necessary, preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and
•	reviewing and making recommendations with respect to our equity compensation plans.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Sean Moriarty, Evan Hafer, Kathryn Dickson, Clayton Hutmacher, and Steven Taslitz, with Mr. Moriarty serving as chair. Ms. Dickson and Messrs. Hutmacher and Moriarty qualify as independent directors under the NYSE listing standards. Mr. Hafer is not independent under the NYSE listing standards. Under NYSE listing standards, as a controlled company, we are not required to have a nominating and corporate governance committee composed entirely of independent directors.
Our nominating and corporate governance committee is responsible for, among other things:
•	assisting our Board in identifying prospective director nominees and recommending nominees to the Board;
•	overseeing the evaluation of the Board and management;
•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•	recommending members for each committee of our Board.
Meeting Attendance
During the fiscal year ended December 31, 2025, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served, other than Mr. Hutmacher and Mr. Molloy who each attended 5 out of the 7 compensation committee meetings (or approximately 71%). We had 5 general Board meetings; 6 audit committee meetings; 7 compensation committee meetings; and 4 nominating and corporate governance committee meetings.
Under our Corporate Governance Guidelines, directors are expected to attend each annual meeting of stockholders absent any unusual circumstances that would make attendance impractical. All directors attended the 2025 annual meeting.
BRC Inc.	26	2026 Proxy Statement

Other Governance Matters
Code of Ethics
We adopted a Code of Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, which is posted on our website. Our Code of Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Our Code of Ethics is available on our investor relations website at https://ir.blackriflecoffee.com under the link “Governance Documents.” We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website. The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described under the heading “Risk Factors” in our 2025 Annual Report. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of the committees above and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including Board composition, Board structure and operations, the duties and responsibilities of the Board, director independence, executive sessions, management succession planning, director qualifications, director orientation and continuing education, director access to independent advisers, director and management compensation and annual Board and committee performance evaluations. A copy of our Corporate Governance Guidelines is made available on our website at https://ir.blackriflecoffee.com under the link “Governance Documents.”
Insider Trading Policy
We have adopted an Insider Trading Policy, which provides our employees, officers and directors with guidelines with respect to transactions in our securities and the handling of the Company’s confidential information and the companies with which the Company does business. We adopted the Insider Trading Policy and the procedures set forth therein to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about a company from: (i) trading in securities of that company; or (ii) providing material nonpublic information to other persons who may trade on the basis of that information. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.
BRC Inc.	27	2026 Proxy Statement

Prohibition of Certain Types of Transactions
Our Insider Trading Policy prohibits our directors, officers, employees, and agents (such as consultants and independent contractors) and their spouses or other members of their households from entering into hedging or monetization transactions or similar arrangements with respect to our securities.
In addition, our Insider Trading Policy prohibits our directors, officers, and employees and their spouses or other members of their households from engaging in certain special and prohibited transactions, such as holding our securities in a margin account, pledging our securities as collateral for a loan, short-term trading, short sales, publicly-traded options, and hedging transactions, standing and limit orders (except those approved under Rule 10b5-1 Plans), without specified approval.
On November 11, 2022, the Board of Directors approved a proposal by Mr. Taslitz to pledge all his holdings in the Company as part of an all-asset security package, which included substantially all of the public company securities held by Mr. Taslitz, in connection with a personal line of credit. The Board of Directors permitted Mr. Taslitz to take such action in order for Mr. Taslitz to continue to hold his shares that he otherwise may have sold.
Incentive Compensation Recovery Policy
In 2023, the compensation committee adopted the Incentive Compensation Recovery Policy (the “Recovery Policy”), which adheres to the listing standards of the NYSE and the rules of the SEC. The Recovery Policy requires the compensation committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the policy, the compensation committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.
Compensation Committee Interlocks and Insider Participation
Members of the compensation committee have never been officers or employees of the Company and have no relationship with the Company other than as directors and stockholders. During 2025, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other entity that had an executive officer who served on the Board or compensation committee of the Company.
Stock Ownership Guidelines
The Company has stock ownership guidelines for our CEO and executive officers. Under the guidelines, our CEO is expected, within five years, to own shares of the Company’s common stock that have a value equal to six times their base salary. C-Suite executives are expected, within five years, to own shares of the Company’s common stock that have a value equal to four times their base salary.
Information Security Training
The Company maintains information security training for all employees and contractors with access to our systems. All employees and contractors must take mandatory information security fundamental trainings and suspicious email reporting trainings. The Company regularly sends simulated phishing emails to employees and contractors to reinforce the trainings. To ensure that the training and protection remain relevant, the Company tracks several metrics and feedback mechanisms.
BRC Inc.	28	2026 Proxy Statement

Communications with the Board
The Board values stockholder communication and welcomes questions or comments about the Company and its operations. Stockholders or interested parties who wish to communicate with our Board, including our independent directors, may send communication in writing to: Corporate Secretary, BRC Inc., 3131 W. 2210 S., Suite C, West Valley City, UT 84119. You must include your name and address in the written communication and indicate whether you are a stockholder. The Corporate Secretary will review any communication received from a stockholder or interested party, and all relevant, material communications will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.
BRC Inc.	29	2026 Proxy Statement

Director Compensation
Non-Employee Director Compensation Program
We pay only non-employee directors for their services as directors. Directors who are also officers or employees of the Company, including our Executive Chairman, are not eligible to receive any of the compensation described below. Both equity and cash compensation paid to our directors during 2025 were determined using benchmark data from our peer companies provided by our compensation committee’s independent compensation consultant, Pearl Meyer.
For 2025, our directors were eligible for the following compensation:
•	an annual cash retainer of $50,000;
•	an additional annual cash retainer of $10,000, $6,000 and $5,000 for service as members of our audit committee, compensation committee and nominating and corporate governance committee, respectively;
•	an additional annual cash retainer of $20,000, $10,000 and $9,000 for service as chair of our audit committee, compensation committee and nominating and corporate governance committee, respectively;
•
an initial grant of restricted stock units (“RSUs”) having a grant date fair value of $150,000 on the date of each such director’s appointment to our Board of Directors, vesting in full on the third anniversary of the date of grant; and

•	an annual grant of RSUs having a grant date fair value of $125,000, vesting in full on the first anniversary of the date of grant.
Our directors may elect to receive all or a portion of their annual cash compensation in the form of RSUs. In 2025, each of our directors, other than Mr. Molloy and Mr. Hutmacher, voluntarily elected to receive an equivalent RSU grant in lieu of their cash compensation.
Our annual grants to directors are made on the date of our annual meeting of stockholders. We reimburse all directors for their reasonable out-of-pocket costs and expenses incurred in attending board meetings.
Director Compensation Table
The following table sets forth information regarding compensation earned by or paid to our directors for the fiscal year ended December 31, 2025.
BRC Inc.	30	2026 Proxy Statement

Mr. Mondzelewski, our Chief Executive Officer, is also a member of the Board, but did not receive any additional compensation for his service as a director in 2025. Mr. Kadenacy served as our Chief Financial Officer until July 7, 2025, and he received additional compensation for his service as Chief Financial Officer in 2025. The compensation of Mr. Mondzelewski as a named executive officer is set forth below under “Executive Compensation—2025 Summary Compensation Table.”

Name	Fees earned or paid in cash[1] ($)	Stock Awards[2] ($)	Total ($)
Evan Hafer[3]	—	—	—
Kathryn Dickson	85,000	125,000	210,000
Clayton Hutmacher	61,000	125,000	186,000
Steven Taslitz	65,000	125,000	190,000
Lawrence Molloy	86,000	125,000	211,000
Glenn Welling	66,000	125,000	191,000
Stephen Kadenacy[4]	50,000	125,000	175,000
Sean Moriarty	50,000	291,439	341,439
Melvin Landis	12,500	237,329	249,829

1.
All directors other than Mr. Landis, Mr. Molloy and Mr. Hutmacher took their cash payments in the form of RSU grants. The assumptions made in calculating the grant date fair value of these awards are set forth in Note 11. Equity-Based Compensation, to the consolidated financial statements in our 2025 Annual Report.

2.
Consists of grants of RSUs. The assumptions made in calculating the grant date fair value of these awards are set forth in Note 14. Equity-Based Compensation, to the consolidated financial statements in our 2025 Annual Report.

3.
Mr. Hafer is an executive officer who did not receive any additional compensation for his services provided as a director. Mr. Hafer received an award of $750,000 in stock options on December 31, 2025 for his role of Founder and Executive Chairman, 30% of which vests on March 31, 2026 and 70% of which vests on the first anniversary of the grant date, subject to Mr. Hafer’s continuous service to the Company on and through the applicable vesting date.

4.	Mr. Kadenacy served as an executive officer until July 7, 2025 and received additional compensation for his services provided as an executive officer.
BRC Inc.	31	2026 Proxy Statement

Outstanding Equity Awards for Directors at Fiscal Year-End
The following table provides information regarding equity awards held by our non-employee directors that were outstanding as of December 31, 2025:

Name	Stock Awards Outstanding (#)	Option Awards Outstanding (#)
Kathryn Dickson	117,133	—
Clayton Hutmacher	104,025	—
Steven Taslitz	110,141	—
Lawrence Molloy	104,024	—
Glenn Welling	110,491	—
Stephen Kadenacy	177,748	1,004,982
Sean Moriarty	176,454	—
Melvin Landis	149,264	—

BRC Inc.	32	2026 Proxy Statement

Proposal No. 2:
Ratification of
Appointment of
Independent Registered
Public Accounting Firm
The audit committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026 (“fiscal 2026”) and is asking stockholders to ratify this appointment at the Annual Meeting.
EY has audited our financial statements annually since 2020. A representative of EY is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select EY as our independent registered public accounting firm for fiscal 2026, the audit committee determined that retention of EY is in the best interests of us and our stockholders. Information regarding fees billed by EY for our 2024 and 2025 fiscal years is set forth under “Independent Registered Public Accounting Firm Fees” below.
Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain EY, but may ultimately determine to retain EY as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.
Our Board Unanimously Recommends
A Vote “FOR” the
Ratification of the Appointment of
Ernst & Young LLP
as Our Independent Registered Public Accounting Firm for Fiscal 2026.
BRC Inc.	33	2026 Proxy Statement

Independent Registered Public Accounting Firm Fees
The following table shows the fees that EY billed us for professional services rendered for fiscal 2024 and 2025 (in thousands):

Fee Category	2025 ($)	2024 ($)
Audit Fees	1,205	1,020
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	1,205	1,020

Audit Fees
Audit Fees include fees for professional services performed by EY for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and Form 10-K filings, as well as services associated with documents filed with the SEC and in connection with securities offerings, and services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-Related Fees includes fees for the assurance and related services performed by EY that are reasonably related to the performance of the audit or review of our financial statements.
Tax Fees
Tax Fees includes fees for professional services performed by EY with respect to tax compliance, tax advice and tax planning. Fees incurred principally relate to review of tax returns, preparation of tax returns or supporting documentation and consultation with regard to various tax planning issues.
All Other Fees
All Other Fees are the aggregate fees billed in each of the last two fiscal years for products and services provided by EY, other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees. In 2025, All Other Fees consisted of a software subscription for an accounting and research tool.
Audit Committee Pre-Approval Policies and Procedures
The audit committee pre-approves all services and fees to be provided by our independent registered public accounting firm for audit, audit-related, tax and all other services allowable under applicable rules and regulations. All such services and fees provided by our independent registered public accounting firm during fiscal 2025 were pre-approved by the audit committee.
BRC Inc.	34	2026 Proxy Statement

Audit Committee Report
The audit committee assists our Board of Directors in oversight of (1) our accounting and financial reporting processes and the audits of our financial statements; (2) the independent auditor’s qualifications, independence, and performance; (3) our internal audit function and the performance of our internal controls; (4) financial, operational, and security risk exposures; and (5) our compliance with legal and regulatory requirements. Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2025.
In this context, we hereby report as follows:
(a)	the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with the Company’s management;
(b)	the audit committee has discussed with EY, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
(c)
the audit committee has received and reviewed the written disclosures and the letter from EY, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with EY its independence from the Company; and

(d)
based on the review and discussion referred to in paragraphs (a) through (c) above, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in BRC Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Members of the audit committee:
Lawrence Molloy
Melvin Landis
Sean Moriarty
Glenn Welling
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference.
BRC Inc.	35	2026 Proxy Statement

Proposal No. 3:
APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CLASS A COMMON STOCK
Overview
The Board has unanimously approved and recommended, subject to stockholder approval, amendments to our amended and restated certificate of incorporation (the “Reverse Stock Split Amendments”), to effect, at the sole discretion of the Board, a reverse stock split of our Class A Common Stock and Class B Common Stock by combining shares of each such class of Common Stock into a lesser number of shares of the applicable class of Common Stock at a ratio ranging from any whole number between and including 1-for-10 and 1-for-50 (the “Reverse Stock Split”), with the exact ratio within such range to be determined by the Board in its discretion, subject to the Board’s authority to abandon the other amendments notwithstanding stockholder approval of such amendments. The text of the form of Reverse Stock Split Amendments, one of which would be filed with the Delaware Secretary of State by means of a Certificate of Amendment to amend Article IV to our amended and restated certificate of incorporation, is attached to this Proxy Statement as Annex A. Holders of a majority of the shares of Class B Common Stock have approved the Reverse Stock Split Amendments with respect to the Class B Common Stock, subject to approval of the Reverse Stock Split Amendments by the holders of Class A Common Stock.
By approving this proposal, stockholders holding shares of our Class A Common Stock will approve alternative amendments to our Certificate of Incorporation pursuant to which a whole number of outstanding shares of our Class A Common Stock between 10 and 50, inclusive, would be combined into one share of our Class A Common Stock. Upon receiving stockholder
VOTE
Our Board Unanimously Recommends a Vote “FOR” Proposal No. 3.
BRC Inc.	36	2026 Proxy Statement

approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment in the form of Annex A with the Delaware Secretary of State to be effective as of the Effective Time (as defined below), and all other amendments at the other approved ratios within the range will be abandoned.
The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including, without limitation, the anticipated impact of the Reverse Stock Split on the continued listing on the New York Stock Exchange (“NYSE”) of our Class A Common Stock, general market and economic conditions, the historical and then-prevailing trading price and trading volume of our Class A Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A Common Stock. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.
Because the Reverse Stock Split will decrease the number of outstanding shares of our Class A Common Stock by a ratio in the range of 1-for-10 to 1-for-50 but would not effect a decrease to the number of shares of Class A Common Stock, as applicable, that the Company is authorized to issue under our amended and restated certificate of incorporation, the proposed Reverse Stock Split Amendments would result in a relative increase in the number of authorized and unissued shares of our Class A Common Stock.
For more information on the relative increase in the number of authorized shares of our Class A Common Stock, see “—Principal Effects of the Reverse Stock Split—Relative Increase in Number of Authorized Shares of Class A Common Stock and Class B Common Stock for Issuance” below.
In accordance with our Amended and Restated Certificate of Incorporation, only shares of Class A Common Stock may be voted with respect to Proposal No. 3. Accordingly, any shares of Class B Common Stock voted on Proposal No. 3 will not be counted.
Purpose and Background of the Reverse Stock Split
On March 31, 2026, the Board approved the proposed Reverse Stock Split Amendments for the following reasons:
•
implementing the Reverse Stock Split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Class A Common Stock on the NYSE, see “NYSE Requirements for Continued Listing” below for more information on our NYSE listing;

•
continued listing on the NYSE could help to increase broker interest in our Class A Common Stock and may make our Class A Common Stock more attractive to a broader range of investors, see “Investor Interest and Liquidity” below for more information. Notably, some trading firms discourage investors from investing in lower priced stocks, and/or stocks that are traded in the over-the-counter market;

•	the Reverse Stock Split could decrease trading price volatility for our Class A Common Stock, see “Decrease Price Volatility” below for more information; and
•	continued listing on the NYSE could help attract, retain and motivate employees and members of our Board, see “Employee Retention” below for more information.
NYSE Requirements for Continued Listing
Our Class A Common Stock is listed on the NYSE under the symbol “BRCC.” For our Class A Common Stock to continue trading on the NYSE, the Company must comply with various listing standards, including that the Company maintain a minimum average closing share price of $1.00 per share of Class A Common Stock over a consecutive 30 trading-day period. The primary objective for effecting the Reverse Stock Split, should the Board determine to implement the Reverse Stock Split, would be to increase the per share trading price of our Class A Common Stock in order to regain compliance with the NYSE’s continued listing minimum price criterion.
BRC Inc.	37	2026 Proxy Statement

On February 11, 2026, we received a notification letter (the “Notice”) from NYSE indicating that we were not in compliance with the NYSE’s continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (“Section 802.01C”) because the average closing price of our Class A Common Stock was below $1.00 per share over a consecutive 30 trading-day period ended on February 11, 2026. Section 802.01C requires that a company’s common stock trade at a minimum average closing price of $1.00 over a consecutive 30 trading-day period. The Notice did not have any immediate effect on the listing of the Class A Common Stock on the NYSE, and the Common Stock will continue to be listed and traded on the NYSE, subject to our compliance with other continued listing standards.
Pursuant to Section 802.01C, we have a period of six months from the receipt of the Notice to regain compliance with the minimum price criteria. We can regain compliance at any time during the six-month cure period if, on the last trading day of any calendar month during the six-month cure period, the Class A Common Stock has (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 consecutive trading-day period ending on the last trading day of that month.
On February 18, 2026, we notified the NYSE that we intend to regain compliance with Section 802.01C prior to the expiration of the cure period, including if necessary, by effecting a reverse stock split.
If we fail to regain compliance with the minimum stock price listing requirement by August 11, 2026, the NYSE will provide written notification that our Class A Common Stock will be delisted. At that time, we may appeal the NYSE’s determination to a Committee of the Board of Directors of the NYSE. If we appeal, we must state with specificity the grounds on which we intend to challenge the determination of the NYSE staff. There can be no assurance that such an appeal would be successful.
If our Class A Common Stock is delisted from the NYSE, the trading market for our Class A Common Stock could become significantly less liquid, which could further reduce the trading price of our Class A Common Stock and increase the transaction costs of trading in shares of our Class A Common Stock. Such delisting from the NYSE and continued or further decline in our stock price could also impair our ability to raise additional necessary capital through equity or debt financing.
If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our Class A Common Stock outstanding and a proportional increase in the market price of our Class A Common Stock immediately following the Reverse Stock Split.
IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR CLASS A COMMON STOCK ON THE NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR CLASS A COMMON STOCK.
Investor Interest and Liquidity
In addition, in approving the proposed Reverse Stock Split Amendments, the Board considered that the Reverse Stock Split and the anticipated resulting increase in the per share price of our Class A Common Stock may encourage increased investor interest in our Class A Common Stock and promote greater liquidity for our stockholders.
In the event that our Class A Common Stock were to be delisted from the NYSE, our Class A Common Stock would likely trade in the over-the-counter market. If our Class A Common Stock were to trade on the over-the-counter market, selling our Class A Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed.
In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further
BRC Inc.	38	2026 Proxy Statement

limiting the liquidity of our Class A Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Common Stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks.
Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Class A Common Stock could allow a broader range of institutions to invest in our Class A Common Stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Class A Common Stock.
Decrease Price Volatility
The Board considered that the expected increase in the trading price of our Class A Common Stock as a result of the Reverse Stock Split could decrease trading price volatility, as currently, small changes in the price of our Class A Common Stock result in relatively large percentage changes in such price.
Employee Retention
The Board considered that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if our Class A Common Stock is no longer listed on the NYSE.
Accordingly, the Board believes that maintaining the NYSE listing qualifications for our Class A Common Stock can help attract, retain, and motivate employees and members of our Board.
In light of the factors mentioned above, our Board unanimously approved the proposed Reverse Stock Split Amendments to effect the Reverse Stock Split as a potential means of increasing and maintaining the price of our Class A Common Stock to above $1.00 per share to regain compliance with the NYSE's minimum stock price listing requirement.
Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split may be effected, if so effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board in its sole discretion will be a whole number in a range of 1-for-10 to 1-for-50. The Board can only authorize the filing of one Reverse Stock Split Amendment with the Delaware Secretary of State and all other Reverse Stock Split Amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split Amendments.
In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:
•	our ability to maintain the listing of our Class A Common Stock on the NYSE;
•	the historical trading price and trading volume of our Class A Common Stock;
•	the number of shares of our Class A Common Stock outstanding immediately before and after the Reverse Stock Split;
•
the then-prevailing trading price and trading volume of our Class A Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A Common Stock;

•	the anticipated impact of a particular ratio on the number of holders of our Class A Common Stock; and
•	prevailing general market and economic conditions.
BRC Inc.	39	2026 Proxy Statement

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Risks Associated With the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not cure our non-compliance with other NYSE listing requirements or result in a sustained increase in the per share price of our Class A Common Stock. There is no assurance that:
•
the market price per share of our Class A Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A Common Stock outstanding immediately before the Reverse Stock Split;

•
the Reverse Stock Split will result in a per share price that will increase the level of investment in our Class A Common Stock by institutional investors or increase analyst and broker interest in the Company;

•	the Reverse Stock Split will decrease the price volatility of our Class A Common Stock;
•
the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers who receive compensation in the form of our equity-based securities; and

•
the market price per share of our Class A Common Stock will either exceed or remain in excess of the $1.00 minimum closing price as required by the NYSE, or that we will otherwise meet the requirements of the NYSE for continued inclusion for trading on the NYSE. We may be subject to delisting proceedings prior to or following the stockholders' vote on this proposal, or prior to or following the execution of the Reverse Stock Split due to non-compliance with other listing requirements.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the trading price of our Class A Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Class A Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A Common Stock outstanding before the Reverse Stock Split or, even if it does, that such price will be maintained for any period of time. Even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above under the section entitled “Purpose and Background of the Reverse Stock Split.” Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely affect the market price of our Class A Common Stock.
While our aim is that the Reverse Stock Split will be sufficient to maintain our listing on the NYSE, it is possible that, even if the Reverse Stock Split results in a bid price for our Class A Common Stock that exceeds $1.00 per share of Class A Common Stock, we may not be able to continue to satisfy the NYSE’s additional requirements and standards for continued listing of our Class A Common Stock on the NYSE. In addition, we may be subject to delisting proceedings prior to or following the stockholders’ vote on this proposal, or prior to or following the execution of the Reverse Stock Split due to non-compliance with other NYSE listing requirements. Specifically, the NYSE listing rules provide that the NYSE will immediately suspend trading of our Class A Common Stock and commence delisting proceedings, without providing a cure period, if our Class A Common Stock trades at levels viewed to be abnormally low, which is generally viewed as a price at or below $0.10, or if our average market capitalization over a consecutive 30 day-trading period is less than $15 million. If this occurred, we would not have an opportunity to cure these deficiencies, and our Class A Common Stock would be suspended from trading on the NYSE.
We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Class A Common Stock does not increase as a result of the Reverse Stock Split. If the trading price of our Class A Common Stock declines after the Reverse Stock Split is effected, the decline in our overall market capitalization may be greater than
BRC Inc.	40	2026 Proxy Statement

would have occurred in the absence of a Reverse Stock Split, which could also result in the delisting of our Class A Common Stock by the NYSE. Because the Reverse Stock Split will reduce the number of shares of our Class A Common Stock available in the public market, the trading market for our Class A Common Stock may also become more volatile.
In addition, if the Reverse Stock Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of our Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Class A Common Stock.
Any implementation of the Reverse Stock Split will not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of our Class A Common Stock decline as a result of the Reverse Stock Split, then the actual or intrinsic value of the shares of our Class A Common Stock held by you would also proportionately decrease as a result of the overall decline in value.
Principal Effects of the Reverse Stock Split
Issued and Outstanding Shares of Class A Common Stock
If the Reverse Stock Split is approved and effected, each holder of our Class A Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Class A Common Stock upon effectiveness of the Reverse Stock Split. As of March 31, 2026, 116,480,011 shares of our Class A Common Stock were issued and outstanding. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of Class A Common Stock, as required by our Certificate of Incorporation. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our Class A Common Stock. Shares of our Class A Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of each class of Class A Common Stock will remain $0.0001. See “—Relative Increase in Number of Authorized Shares of Class A Common Stock and Class B Common Stock for Issuance.”
Issued and Outstanding Shares of Class B Common Stock
If the Reverse Stock Split is approved and effected, each holder of our Class B Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Class B Common Stock upon effectiveness of the Reverse Stock Split. As of March 31, 2026, 132,645,046 shares of our Class B Common Stock were issued and outstanding. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of Class B Common Stock, as required by our Certificate of Incorporation. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our Class B Common Stock. Shares of our Class B Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of each class of Class B Common Stock will remain $0.0001. See “—Relative Increase in Number of Authorized Shares of Class A Common Stock and Class B Common Stock for Issuance.”
Issued and Outstanding Shares of Class C Common Stock and Preferred Stock
The Reverse Stock Split would not have any effect on the number of authorized shares of Class C Non-Voting Common Stock, par value $0.0001 per share (the “Class C Common Stock”), which would remain at 1,500,000, which Class C Common Stock shall remain divided into two series as follows: 750,000 shares of Series C-1 Common Stock, par value $0.0001 per share and
BRC Inc.	41	2026 Proxy Statement

750,000 shares of Series C-2 Common Stock, par value $0.0001 per share, or preferred stock, which would remain at 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock,” and together with our Class A Common Stock, Class B Common Stock and Class C Common Stock, our “Capital Stock”). Currently no shares of our Class C Common Stock or Preferred Stock are outstanding.
Relative Increase in Number of Authorized Shares of Class A Common Stock and Class B Common Stock for Issuance
The Reverse Stock Split will not affect the number of authorized shares or the par value of our Capital Stock, which will remain at 2,500,000,000 shares of Class A Common Stock, 300,000,000 shares of Class B Common Stock, 1,500,000 shares of Class C Common Stock and 1,000,000 shares of Preferred Stock.
Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Class A Common Stock and Class B Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Class A Common Stock and Class B Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.
If the proposed Reverse Stock Split Amendments are approved, all or any of the authorized and unissued shares of our Class A Common Stock or Class B Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our then current stockholders. When and if additional shares of our Class A Common Stock or Class B Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Class A Common Stock and Class B Common Stock, including the right to cast one vote per share.
Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of Class A Common Stock or Class B Common Stock, the future issuance of additional shares of Class A Common Stock or Class B Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Class A Common Stock and Class B Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Class A Common Stock or Class B Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Class A Common Stock and Class B Common Stock. If these factors were reflected in the price per share of our Class A Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
Equity Compensation Plans and Outstanding Equity-Based Awards
We maintain the BRC Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”), which is designed primarily to facilitate the grant of cash and equity incentives to directors, employees, and consultants of our Company and our subsidiaries. As of March 23, 2026, 10,312,679 restricted stock units, 8,551,615 options, and 52,586,124 performance stock units were outstanding under the 2022 Plan (assuming performance stock units are earned at the maximum “target”). Authentic Brands LLC maintains an equity incentive plan (the “2018 Equity Incentive Plan”) under which it granted Incentive Units (as defined in the 2018 Equity Incentive Plan) to employees or non-employee directors prior to the Business Combination. As of March 23, 2026, 2,343,726 shares of Class A Common Stock were issuable upon conversion of outstanding Incentive Units as they would have been converted as of March 23, 2026.
If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, then (i) the total number of shares of Class A Common Stock issuable upon vesting or settlement of outstanding restricted stock units and performance stock units under the 2022 Plan, and (ii) the total number of shares of Class A Common Stock remaining available for future awards under the 2022 Plan, as well as any share-based limits in the 2022 Plan, in each case,
BRC Inc.	42	2026 Proxy Statement

will be proportionately reduced based on the Reverse Stock Split ratio selected by our Board, subject to the terms of the Plans and applicable award agreements. Furthermore, any stock price goals applicable to such awards will be proportionately increased based on the Reverse Stock Split ratio selected by our Board, subject to the terms of the 2022 Plan and the applicable award agreement.
Effects of the Amendments on our Common Stock
After the Effective Time, each stockholder will own fewer shares of our Common Stock as a result of the Reverse Stock Split. Because the Reverse Stock Split will decrease the number of outstanding shares of our Class A Common Stock and Class B Common Stock, the proposed Reverse Stock Split Amendments will result in a relative increase in the number of authorized and unissued shares of our Common Stock. All outstanding options to purchase shares of our Class A Common Stock, PSUs and Incentive Units, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split. In particular, the number of shares issuable upon the exercise or vesting of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split.
For purposes of illustration, the following tables contain approximate information relating to the number of shares of our Class A Common Stock and Class B Common Stock if the Reverse Stock Split is effected at a ratio of: 1-for-10, 1-for-20, 1-for-30, 1-for-40 or 1-for-50, based on share information as of the close of business on March 23, 2026, but does not give effect to any other changes, including any issuance of securities after March 23, 2026.
Class A Common Stock

	Number of shares of Class A Common Stock before Reverse Stock Split (#)	1-for-10	1-for-20	1-for-30	1-for-40	1-for-50
Authorized	2,500,000,000	2,500,000,000	2,500,000,000	2,500,000,000	2,500,000,000	2,500,000,000
Issued and Outstanding	116,470,011	11,647,001	5,823,500	3,882,333	2,911,750	2,329,400
Issuable under or Subject to Outstanding Equity Awards[1]	73,794,144	7,379,414	3,689,707	2,459,804	1,844,853	1,475,882
Reserved for Future Issuance under the 2022 Plan[2]	8,517,792	851,779	425,889	283,926	212,944	170,355
Available for Issuance under the Employee Stock Purchase Plan	4,516,173	451,617	225,808	150,539	112,904	90,323
Authorized but Unissued and Unreserved[3]	2,296,701,880	2,479,670,189	2,489,835,096	2,493,223,398	2,494,917,549	2,495,934,040

1.	Consists of shares reserved for issuance pursuant to outstanding restricted stock units, and performance stock units (assuming performance stock units are earned at “maximum”) and Incentive Units.
2.
Consists of shares reserved for future issuance under the 2022 Plan, excluding shares issuable under or subject to outstanding (including performance-based restricted shares), restricted stock units, and performance stock units (assuming performance stock units are earned at “maximum”).

3.	Consists of shares authorized but unissued and unreserved for future issuance.
BRC Inc.	43	2026 Proxy Statement

Class B Common Stock

	Number of shares of Class B Common Stock before Reverse Stock Split (#)	1-for-10	1-for-20	1-for-30	1-for-40	1-for-50
Authorized	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
Issued and Outstanding	132,655,046	13,265,504	6,632,752	4,421,834	3,316,376	2,653,100
Authorized but Unissued and Unreserved[1]	167,344,954	286,734,496	293,367,248	295,578,166	296,683,624	297,346,900

1.	Consists of shares authorized but unissued and unreserved for future issuance.
Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m., Eastern time, on the date that the Certificate of Amendment is filed with the Delaware Secretary of State (the “Effective Time”). At the Effective Time, shares of our Class A Common Stock and Class B Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Class A Common Stock and Class B Common Stock, respectively, in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.
Registered “Book-Entry” Holders of Class A Common Stock
As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), that the Reverse Stock Split has been effected. For holders of our Class A Common Stock that are held in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our Class A Common Stock. As soon as practicable after the Effective Time, Continental will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of Class A Common Stock that you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).
Beneficial Holders of Class A Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares of Class A Common Stock held by stockholders in “street name” (i.e., through a bank, broker or other nominee), in the same manner as registered “book-entry” holders of Class A Common Stock. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Class A Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares.
If a stockholder holds shares of our Class A Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
BRC Inc.	44	2026 Proxy Statement

Holders of Certificated Shares of Class A Common Stock
Continental will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from Continental as soon as practicable after the Effective Time, to the extent required to effect the Reverse Stock Split. The transmittal letter, if any, will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of our Class A Common Stock for a new statement of ownership.
When you submit your certificate or certificates representing the pre-Reverse Stock Split shares of our Class A Common Stock, your post-reverse stock split shares of our Class A Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-Reverse Stock Split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-Reverse Stock Split ownership interest.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.
Fractional Shares
No fractional shares or scrip will be issued if, as a result of the Reverse Stock Split, a stockholder becomes entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share.
Class A Common Stock
Continental will aggregate all fractional shares of Class A Common Stock and sell them as soon as practicable after the Effective Time of the Reverse Stock Split at the then-prevailing prices on the open market, on behalf of the holders of our Class A Common Stock who would otherwise be entitled to receive a fractional share of Class A Common Stock as a result of the Reverse Stock Split. We expect that Continental will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our Class A Common Stock (the “Aggregated Fractional Shares”). After Continental’s completion of such sale, stockholders who would have been entitled to a fractional share of Class A Common Stock will instead receive a cash payment from Continental in an amount equal to their respective pro rata shares of the total proceeds of that sale (the “Total Sale Proceeds”).
Class B Common Stock
As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders who would have been entitled to a fractional share of Class B Common Stock will instead receive a cash payment from the Company in an amount equal to the closing price of the Company’s Class A Common Stock on the New York Stock Exchange on the date of the Effective Time of the Reverse Stock Split multiplied by the fractional share of Class B Common Stock to which such stockholder would have been entitled.
BRC Inc.	45	2026 Proxy Statement

No Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Beneficial Ownership of our Common Stock.” However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.
Anti-takeover Effects of Proposed Amendments
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Reverse Stock Split Amendments discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of Class A Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue Preferred Stock with rights senior to those of the Class A Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share for each class of our Class A Common Stock and Class B Common Stock will each remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Class A Common Stock and Class B Common Stock, respectively, will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Net loss per share - basic and diluted will be increased because there will be fewer shares of Class A Common Stock and Class B Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Continued SEC Reporting Requirements and Stock Listing
After the Effective Time, we would continue to be subject to periodic reporting and other requirements of the Exchange Act, and, if our Class A Common Stock remains listed on the NYSE up to the Effective Time, our Class A Common Stock would continue to be listed on NYSE under the symbol “BRCC.”
BRC Inc.	46	2026 Proxy Statement

New CUSIP Number
After the Effective Time, the post-Reverse Stock Split shares of our Class A Common Stock and Class B Common Stock, respectively, would have a new CUSIP number. A CUSIP number is a number used to identify the Company’s equity securities.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders
The following discussion is a general summary of certain U.S. federal income tax consequences of the proposed Reverse Stock Split that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of the Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Common Stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
This discussion is limited to holders that hold the Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation: persons that are not U.S. holders (as defined below); persons subject to the alternative minimum tax; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; real estate investment trusts or regulated investment companies; brokers, dealers or traders in securities; corporations that accumulate earnings to avoid U.S. federal income tax; S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein); tax-exempt organizations or governmental organizations; persons deemed to sell the Common Stock under the constructive sale provisions of the Code; persons who hold or receive the Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; tax-qualified retirement plans; and holders that hold or have held, directly, indirectly or constructively pursuant to attribution rules, more than 5% of the shares of common stock at any time during the five-year period ending on the date of the consummation of the Reverse Stock Split.
If an entity treated as a partnership for U.S. federal income tax purposes holds the Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF THE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Consequences to U.S. Holders
For purposes of this discussion, a “U.S. holder” is a beneficial owner of the Common Stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of
BRC Inc.	47	2026 Proxy Statement

Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (b) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.
The proposed Reverse Stock Split is expected to be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed reverse stock split. Accordingly, the aggregate tax basis of the U.S. holder in the new shares should equal the U.S. holder’s aggregate tax basis in its pre-split shares of the Common Stock (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the post-split shares of Common Stock should include the holding period for the pre-split shares of Common Stock. Holders of shares of the Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
The treatment of a U.S. holder who receives cash in lieu of a fractional share of the Common Stock pursuant to the proposed Reverse Stock Split is unclear. Such U.S. holder may recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in the pre-split shares of Common Stock that is allocated to such fractional share of the Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the pre-split shares of Common Stock for more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations. However, cash received by a U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes instead of capital gain. We recommend that U.S. holders of our Common Stock consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.
Payments of cash made in lieu of a fractional share of the Common Stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding.” To avoid backup withholding, each holder of our shares of the Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
Generally, a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split.
The treatment of a non-U.S. holder who receives cash in lieu of a fractional share of the Common Stock pursuant to the proposed Reverse Stock Split is unclear. If such non-U.S. holder were to recognize capital gain or loss, such gain or loss should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our Common Stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC. Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate
BRC Inc.	48	2026 Proxy Statement

specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, if we are a USRPHC, a Non-U.S. holder may qualify for an exemption if our Common Stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded Common Stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such Non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event we are or become a USRPHC.
However, cash received by a non-U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax at a 30% rate (or lower, if applicable, treaty rate)) instead of capital gain. Non-U.S. holders of our Common Stock should consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.
In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances, the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.
APPROVAL OF PROPOSAL No. 3
As described above, if our stockholders approve the Reverse Stock Split Amendments, our Board has authorized our officers to file a Certificate of Amendment in the form of Annex A with the Delaware Secretary of State. However, even if our stockholders approve the Reverse Stock Split Amendments, our Board retains discretion to determine whether and when to file a Certificate of Amendment with the Delaware Secretary of State, or to abandon the Reverse Stock Split Amendments notwithstanding prior stockholder approval of the Reverse Stock Split Amendments. If our stockholders do not approve the Reverse Stock Split Amendments, the Company will not be able to effect the Reverse Stock Split and no Certificate of Amendment in the form of Annex A will be filed with the Delaware Secretary of State.
Approval of this Proposal No. 3 to amend our Certificate of Incorporation is not contingent on any other proposal. Subject to the Board’s discretion to abandon the Reverse Stock Split Amendments, if Proposal No. 3 is approved by our stockholders, our Certificate of Incorporation will then be amended to reflect the proposed amendments (including the applicable ratio selected by the Board).
BRC Inc.	49	2026 Proxy Statement

VOTE REQUIRED
This proposal requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock. Abstentions and broker non-votes will have the same effect as a vote against this proposal. However, we do not expect any broker non-votes in connection with this proposal. In accordance with our Amended and Restated Certificate of Incorporation, only shares of Class A Common Stock may be voted with respect to Proposal No. 3. Accordingly, any shares of Class B Common Stock voted on Proposal No. 3 will not be counted.
VOTE
Our Board Unanimously Recommends a Vote “FOR” Proposal No. 3.
BRC Inc.	50	2026 Proxy Statement

Proposal No. 4:
Approval of the Adjournment of the Annual Meeting
Overview
The Board believes that if the number of shares of the Company’s Class A Common Stock cast in favor of Proposal No. 3 is insufficient to approve such proposal, it is in the best interests of the Company and its stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve Proposal No. 3.In this proposal, we are asking stockholders to authorize us to adjourn the Annual Meeting or any adjournment or postponement thereof to a later date or dates in order to solicit additional proxies in favor of Proposal No. 3. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal No. 3.

VOTE
Our Board Unanimously Recommends a Vote “FOR” Proposal No. 4.
BRC Inc.	51	2026 Proxy Statement

Executive Officers
The following is a list of names, ages and backgrounds of our current executive officers, as of March 31, 2026.

Name	Age	Position(s) Held
Evan Hafer	49	Founder, Executive Chairman
Christopher Mondzelewski	52	President and CEO, Director
Matthew Amigh	56	Chief Financial Officer
Andrew McCormick	40	General Counsel and Secretary (CLO)

Evan Hafer founded the Company in 2014 and was Chief Executive Officer from its inception until Mr. Mondzelewski’s appointment on January 1, 2024. He has served as a director since the Company was founded and served as Chairman of the Board from our inception to July 2022, and resumed such role as Executive Chairman on January 1, 2024. Prior to founding the Company, Mr. Hafer had fifteen years of service in the U.S. military and worked as a contractor for the CIA. As a member of the military, he served as a Green Beret with the 19th Special Forces Group and was deployed overseas multiple times. Mr. Hafer attended the University of Idaho and has been roasting coffee since 2006.
Chris Mondzelewski is the President and Chief Executive Officer of BRCC and has served as a director of the Company since January 2024. Prior to his appointment as Chief Executive Officer, Mr. Mondzelewski served President of the Company from June 2023 and as the Company’s Chief Marketing Officer from May 2023 to January 2024. Mr. Mondzelewski came to Black Rifle with more than 20 years of consumer marketing, business and leadership experience. Prior to his time at BRCC, Mr. Mondzelewski was at Mars Inc. for thirteen years, and held multiple leadership positions of increasing responsibility across the company including Chief Growth Officer, Senior VP North America Customer Development, and VP of Marketing. Prior to that, Mr. Mondzelewski spent 12 years at Kraft Foods where he led businesses in North America and China. Before his business career, Mr. Mondzelewski was a Marine for five years, deploying in support of Operation Desert Freedom. Mr. Mondzelewski has a strong personal connection to the military and first-responder community. Mr. Mondzelewski has a bachelor’s degree in chemical engineering from Vanderbilt University and an MBA in economics and marketing from the Kellogg School of Management at Northwestern University.
Matt Amigh has served as the Chief Financial Officer of the Company since July 2025. Mr. Amigh brings more than 25 years of financial, operational, and supply chain leadership across public and private consumer businesses and will play a key role in BRCC’s efforts to drive profitable growth and deliver long-term shareholder value. Prior to joining the Company, Mr. Amigh served as Chief Financial Officer of Ethos Pet Nutrition. He was previously CFO and Interim CEO of Bulletproof 360, Inc., where he led the company’s return to profitability and its eventual sale. He also held executive leadership roles at Lenny & Larry’s and Raybern Foods. While at Raybern Foods, Mr. Amigh served as both CFO and COO, overseeing a comprehensive transformation and guiding the company through a successful strategic exit. Earlier in his career, he held senior finance roles at Mars, Del Monte Foods, and Kraft Heinz, where he led large-scale teams and drove operational efficiencies across global markets. His background spans both traditional retail and direct-to-consumer business models, and he has successfully scaled companies ranging from $50 million to
BRC Inc.	52	2026 Proxy Statement

over $4 billion in revenue. Mr. Amigh is a Certified Public Accountant and a U.S. Army veteran, having served in both enlisted and officer ranks. He holds a bachelor’s degree in business economics, with concentrations in accounting and management, from the University of Pittsburgh; an MBA from Robert Morris University; and completed executive leadership training at the Wharton School.
Andrew McCormick joined the Company as General Counsel and Secretary (CLO) in September 2021. Prior to joining the Company, Mr. McCormick served as General Counsel and Corporate Secretary of Laird Superfood from February 2019 to September 2021. Mr. McCormick previously worked as a senior associate at Hogan Lovells US LLP from 2014 to 2019 and as an associate at Latham & Watkins (London), LLP from 2011 to 2013. In 2010, Mr. McCormick completed a civilian clerkship with US Army JAG in Seoul, South Korea. Mr. McCormick graduated from Hendrix College with a B.A. with distinction, and holds a J.D. from Columbia University and an LL.M. from the London School of Economics.
There are no family relationships among any of our directors or executive officers.
BRC Inc.	53	2026 Proxy Statement

Executive Compensation
This section provides an overview of our executive compensation philosophy, the objectives of our program, and each material element of compensation provided to our Named Executive Officers (or NEOs) for fiscal 2025. Black Rifle Coffee has opted to comply with the executive compensation disclosure requirements applicable to “emerging growth companies” as defined under the Exchange Act.
Our NEOs, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2025 were:
•	Chris Mondzelewski, our President and Chief Executive Officer
•	Matthew Amigh, our Chief Financial Officer
•	Andrew McCormick, our General Counsel and Secretary (CLO)
Best Compensation Practices, Policies and Guidelines
We maintain executive compensation policies and practices that are consistent with our executive compensation philosophy, and support strong company performance, while aligning the long-term interests of our executive officers and stockholders. Key features of our program include:
•	Pay for Performance. We design our executive compensation program to align pay with company performance.
•
Significant Portion of Compensation is “at Risk.” A significant portion of executive compensation is performance-based, including short-term cash incentives and long-term equity incentives, aligning the interests of our executive officers and stockholders.

•
Clawback Policy. We maintain an Incentive Compensation Recovery Policy that provides for the recoupment of certain cash and equity incentive compensation in the event of an accounting restatement, consistent with SEC rules and NYSE listing standards.

•	Independent Compensation Advisor Reports Directly to the Compensation Committee. The compensation committee engages its own compensation consultant to assist with making compensation decisions.
•
Annual Market Review of Executive Compensation. The compensation committee, with support from its independent compensation consultant, annually evaluates the competitiveness and market alignment of our compensation plans and practices.

•
Multi-Year Vesting Requirements. Equity awards granted to our NEOs vest over multi-year periods, consistent with current market practice, supporting our retention and long-term value creation objectives.

•	Discourage Excessive Risk Taking. Our executive compensation program is weighted toward long-term incentives to discourage short-term risk-taking.
•	Competitive Peer Group. Our compensation committee selects peer companies with similar market capitalization, business strategy, and revenue profiles.
•
Insider Trading Policy. We maintain an Insider Trading Policy that governs transactions in our securities and the handling of material nonpublic information, and prohibits hedging, pledging, and other speculative transactions, subject to limited exceptions.

•
Stock Ownership Guidelines for Executives and Directors. We maintain stock ownership guidelines for our NEOs and non-employee directors to encourage ownership of our common stock and alignment with the long-term interests of our stockholders.

BRC Inc.	54	2026 Proxy Statement

Executive Compensation Philosophy
Our executive compensation philosophy and objectives are designed to:
•	attract, retain and motivate senior management leaders can advance our mission and strategy and ultimately, create and maintaine our long-term equity value;
•	retain leaders who engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;
•	reward senior management in a manner aligned with our financial performance; and
•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.
Role of the Compensation Committee
The compensation committee’s goal is to ensure that the total compensation paid to our executives is fair, competitive, and properly structured to attract and retain talent and align management’s interests with those of our stockholders. In such capacity, the compensation committee administers our executive compensation program, reviews related plans and policies, and monitors the performance and compensation of NEOs and other key employees.
Role of the Independent Compensation Consultant
The compensation committee has engaged Pearl Meyer as its independent compensation consultant. Pearl Meyer provides input, analysis, and advice about the Company’s executive compensation philosophy, peer group, pay positioning (by pay component and in total) relative to peer companies, compensation design, equity usage, and risk associated with the current compensation programs.
Benchmarking Compensation
The compensation committee believes that it is important when making its compensation-related decisions to be informed as to the current practices of similarly situated companies. Historically, for purposes of setting compensation levels, the compensation committee reviewed broad-based third-party surveys and other information collected from public and private sources regarding the compensation for executive officers of comparably sized companies. However, ensuring that our compensation peer group is aligned with our business objectives and stockholder expectations is a priority.
In February 2025, our independent compensation consultant conducted a comprehensive analysis to develop a formal compensation peer group that is aligned with our valuation and growth trajectory. The analysis included companies operating in the packaged food and meats sector as well as other adjacent industries with a comparable market capitalization (targeting companies with a market value between 0.3x and 3.0x of our market value) and revenue (targeting companies with revenues between 0.5x and 4.0x our estimated revenue). Our compensation committee also qualitatively evaluated each prospective peer group company based on business focus and corporate strategy to identify companies in a similar space. Our total compensation philosophy is to position pay aligned with our designated proxy peer group, with a general focus on market levels, to ensure competitiveness while maintaining alignment with shareholder interests and market standards.
BRC Inc.	55	2026 Proxy Statement

The compensation peer group companies selected by our compensation committee for 2025 executive compensation purposes are listed below.

Yeti Holdings, Inc.	The Honest Company, Inc.	Bark, Inc.
Krispy Kreme, Inc.	Westrock Coffee Company	The Vita Coco Company, Inc.
The Simply Good Foods Company	Freshpet, Inc.	Vital Farms, Inc.
Dutch Bros Inc.	Portillo’s Inc.	The Duckhorm Portfolio, Inc
Beyond Meat, Inc.

While market data serves as an important reference point, the compensation committee does not intend to determine compensation levels solely based on external benchmarks. The compensation committee also considers a range of other factors, including company performance relative to stakeholder priorities, the executive’s individual impact on our strategy and mission, demonstrated leadership, internal equity, and the scope and complexity of each executive’s role. This approach supports our ability to attract and retain high-caliber executive level talent, while maintaining a compensation philosophy that is competitive, performance-based, and aligned with the company’s long-term goals and stockholder interests.
2025 Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Chris Mondzelewski President and Chief Executive Officer	2025	648,654	416,000	625,000	1,875,000	—	3,564,654
	2024	598,077	243,500	625,000	1,875,000	34	3,341,611
Matt Amigh Chief Financial Officer	2025	230,769	417,041	250,000	750,000	8,462	1,656,272
Andrew McCormick General Counsel and Secretary (CLO)	2025	398,654	192,000	625,000	375,000	9,934	1,600,588
	2024	350,000	142,000	100,000	300,000	11,582	903,582

1.
Amounts shown include the grant date fair values of Restricted Stock Unit (RSU) awards granted in the year indicated. The assumptions made in calculating the grant date fair value of these awards are set forth in Note 11. Equity-Based Compensation, to the consolidated financial statements in our 2025 Annual Report.

2.
Stock options granted to employees under the 2022 Plan (as defined below) vest ratably over three years and expire after seven years. The assumptions made in calculating the grant date fair value of the stock options are set forth in Note 11. Equity-Based Compensation, to the consolidated financial statements in our Annual Report.

3.	Amounts listed in the “All Other Compensation” column include insurance premiums paid for life insurance and employer’s portion of 401(k) plan funding.
BRC Inc.	56	2026 Proxy Statement

Elements of NEO Compensation
The primary elements of compensation for our NEOs are base salary, annual bonuses and long-term incentive awards in the form of equity. Our NEOs also participate in employee benefit plans and programs that are generally available to our broader employee population, as described below. The compensation committee develops, reviews and approves each element of our executive compensation program and regularly assesses its effectiveness and competitiveness. We have entered into an employment agreement or an offer letter with each of our NEOs. Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.
Annual Base Salary
Base salaries provide our NEOs with a form of fixed compensation that allows for a degree of financial certainty and stability. Base salary amounts are determined annually by the compensation committee and set at a level that is commensurate with each executive’s duties and authority, contributions, prior experience, and performance. In 2025, our NEOs were entitled to the following annual base salaries:

Named Executive Officer	2025 Base Salary (Annualized) ($)
Chris Mondzelewski	650,000
Matthew Amigh[1]	500,000
Andrew McCormick	400,000

1.	Mr. Amigh was appointed as our Chief Financial Officer effective July 7, 2025.
The compensation committee reviews base salaries each year and may make periodic adjustments in response to changes in job scope, prevailing market levels or other factors. The actual base salaries paid to each NEO for fiscal 2025, as applicable, are set forth above in the “2025 Summary Compensation Table” under the column entitled “Salary”.
Annual Bonuses
We believe it is important to motivate our key leaders to achieve our short-term performance goals by linking a portion of their annual cash compensation to the achievement of our approved operating plan. For fiscal 2025, the annual target bonus amounts for each NEO, expressed as a percentage of base salary, and assessed and approved annually by the compensation committee, were as follows:

Named Executive Officer	2025 Target Bonus Opportunity
Chris Mondzelewski	100%
Matt Amigh	75%
Andrew McCormick	75%

The compensation committee approved our fiscal 2025 cash bonus plan. Under the 2025 cash bonus plan, the performance was based upon revenue, adjusted EBITDA, and individual performance goals. The actual cash bonuses paid to each NEO for fiscal 2025 and fiscal 2024, as applicable, are set forth in the “2025 Summary Compensation Table” under the column entitled “Bonus”.
BRC Inc.	57	2026 Proxy Statement

Equity Incentives
In connection with the Business Combination, our stockholders approved the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”), pursuant to which we may grant equity compensation awards to eligible employees. The goals of our long-term, equity-based incentive awards are to align the interests of our NEOs and other employees with those of our stockholders. Because vesting is based on continued employment over multiple years, these awards also support the retention of our NEOs throughout the vesting period.
Our compensation committee typically approves annual equity awards during the first quarter of each year. While we intend for the majority of equity awards to be granted pursuant to our annual grant program, the compensation committee retains discretion to make awards at other times, including in connection with promotions, to recognize performance, or under other circumstances recommended by management or the compensation committee.
For fiscal year 2025, the compensation committee determined that our NEOs would receive the following types of equity awards:
•
Stock Options (75% of grant value): Provide strong incentives for our executive officers to increase the value of our common stock over the long term, and closely align the interests of our executives with those of our stockholders. The stock options we grant vest over three years, with one-third of the shares subject to the option vesting on each anniversary of the vesting commencement date, subject to the recipient’s continued employment or service on each vesting date. Options have a term of seven years from the date of grant.

•
Restricted Stock Unit (RSU) Awards (25% of grant value): Granted because they are less dilutive to our stockholders, as fewer shares of our common stock are required to deliver an equivalent value relative to stock options, and because RSU awards serve as an effective retention tool by maintaining value even if our share price is trading lower than the initial grant date price. The RSUs we grant vest in equal annual installments over three years, subject to the recipient’s continued employment or service on each vesting date.

Authentic Brands maintained an Equity Incentive Plan (the “Incentive Unit Plan”) pursuant to which its board issued Incentive Units to eligible individuals. The Incentive Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43, and provided an immediate and significant alignment between our NEOs and our business. As profits interests, the Incentive Units have no value for tax purposes on the date of grant.
The unvested Incentive Units held by our NEOs generally vested over a four-year period — 25% on the first anniversary of the date of grant and then in equal installments at the end of each subsequent quarter over the next three years, in each case, subject to continued employment through such date. In connection with the Business Combination, certain prior Incentive Units that were vested (including those that vested in connection with the Business Combination) were converted into Common Units of Authentic Brands on a net-basis. As of December 31, 2025, all outstanding Incentive Units had vested, and no additional awards will be granted under the Incentive Unit Plan.
The grant date fair value of the equity awards is set forth above in the “2025 Summary Compensation Table” under the columns entitled “Stock Awards” and “Option Awards” with accompanying footnotes.
Severance Compensation
Certain of the employment agreements provide for additional compensation upon a qualifying termination of employment. See “—Agreements with Named Executive Officers” for additional details.
Restrictive Covenants
Each employment agreement includes the Company’s customary non-competition, non-solicitation, and confidentiality restrictions.
BRC Inc.	58	2026 Proxy Statement

Other Benefits
We maintain a tax-qualified retirement plan that provides all full-time employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax or Roth basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code of 1986, as amended.
We match 100% of participant deferrals up to 4% of a participant’s compensation for a maximum matching contribution equal to 4% of a participant’s compensation under a safe harbor provision. Participants are immediately vested in their contributions and company safe harbor contributions plus actual earnings thereon.
Agreements with Named Executive Officers
Mr. Mondzelewski
Employment Agreement, dated May 1, 2023, by and between Black Rifle Coffee Company LLC and Mr. Mondzelewski
During the term of the employment agreement, Mr. Mondzelewski is to receive an annual base salary of no less than $500,000 (which may be increased from time to time), and a target annual incentive opportunity of 75% of base salary. Mr. Mondzelewski’s employment agreement provides that his employment by the Company is at-will and generally does not provide for additional compensation upon termination, beyond a requirement for the Company to provide at least 30 days’ written notice of termination of employment if Mr. Mondzelewski’s employment is terminated by the Company, or for Mr. Mondzelewski to provide 60 days’ notice if Mr. Mondzelewski terminates his employment with the Company.
Executive Severance and Restrictive Covenant Agreement, dated August 23, 2023, by and between Black Rifle Coffee Company LLC and Mr. Mondzelewski
Mr. Mondzelewski’s Executive Severance and Restrictive Covenant Agreement (the “Mondzelewski Severance Agreement”) provides that in the event Mr. Mondzelewski is terminated for any reason, subject to his execution of a general release of claims, he will be entitled to any earned but unpaid base salary through the date of the termination and any expenses owed (the “Mondzelewski Accrued Amounts”). If Mr. Mondzelewski is terminated without “cause” (as the term is defined in the Mondzelewski Severance Agreement), subject to his execution of a general release of claims, he will be entitled to receive the Mondzelewski Accrued Amounts, continued payment of his base salary for a period of up to twelve months following termination of employment and continued health care coverage for a period of up to twelve months following termination of employment, subject in each case to Mr. Mondzelewski delivering a general release in favor of the Company.
Letter Agreement, dated December 22, 2023, by and between BRC Inc. and Mr. Mondzelewski
The Company and Mr. Mondzelewski entered into a letter agreement setting forth Mr. Mondzelewski’s compensation for serving as President and Chief Executive Officer, which appointment was effective as of January 1, 2024. Pursuant to the letter agreement, (a) Mr. Mondzelewski’s annual base salary will be $600,000, (b) his target annual incentive opportunity will be 100% of base salary, and (c) the Company granted restricted stock units with a fair market value of $625,000 and stock options with a fair market value of $1,875,000 to Mr. Mondzelewski in the first quarter of 2024.
BRC Inc.	59	2026 Proxy Statement

Mr. Amigh
Offer Letter for Employment between Black Rifle Coffee Company and Matthew Amigh, dated June 18, 2025
The Company and Mr. Amigh entered into a letter agreement setting forth Mr. Amigh’s compensation for serving as Chief Financial Officer, which appointment was effective as of July 7, 2025. Pursuant to the letter agreement, (a) Mr. Amigh’s annual base salary will be $500,000, (b) his target annual incentive opportunity will be 75% of base salary, and (c) the Company granted restricted stock units with a fair market value of $250,000 and stock options with a fair market value of $750,000 to Mr. Amigh in the third quarter of 2025.
Executive Severance and Restrictive Covenant Agreement, dated July 7, 2025, by and between Black Rifle Coffee Company LLC and Mr. Amigh
Mr. Amigh’s Executive Severance and Restrictive Covenant Agreement (the “Amigh Severance Agreement”) provides that in the event Mr. Amigh is terminated for any reason, subject to his execution of a general release of claims, he will be entitled to any earned but unpaid base salary through the date of the termination and any expenses owed (the “Amigh Accrued Amounts”). If Mr. Amigh is terminated without “cause” (as the term is defined in the Amigh Severance Agreement), subject to his execution of a general release of claims, he will be entitled to receive the Amigh Accrued Amounts, continued payment of his base salary for a period of up to twelve months following termination of employment and continued health care coverage for a period of up to twelve months following termination of employment, subject in each case to Mr. Amigh delivering a general release in favor of the Company.
Mr. McCormick
Employment Agreement, dated September 1, 2021, by and between Black Rifle Coffee Company and Mr. McCormick
During the term of Mr. McCormick’s employment, he is to receive an annual base salary of $300,000 (which may be increased from time to time and is currently $400,000), and a target annual incentive opportunity of 50% of base salary, which has been increased to 75%. Mr. McCormick’s employment agreement provides that his employment by the Company is at-will and does not provide for additional compensation upon termination.
Executive Severance and Restrictive Covenant Agreement, dated December 29, 2022, by and between Black Rifle Coffee Company LLC and Mr. McCormick
Mr. McCormick’s Executive Severance and Restrictive Covenant Agreement (the “McCormick Severance Agreement”) provides that in the event Mr. McCormick is terminated for any reason, subject to his execution of a general release of claims, he will be entitled to any earned but unpaid base salary through the date of the termination and any expenses owed (the “McCormick Accrued Amounts”). If Mr. McCormick is terminated without “cause” (as the term is defined in the McCormick Severance Agreement), subject to his execution of a general release of claims, he will be entitled to receive the McCormick Accrued Amounts, continued payment of his base salary for a period of up to twelve months following termination of employment and continued health care coverage for a period of up to twelve months following termination of employment, subject in each case to Mr. McCormick delivering a general release in favor of the Company.
Vesting of Incentive Units upon Change in Control
The terms of the Incentive Units held by our NEOs provide for partial accelerated vesting upon a “change in control” (as defined in the Incentive Unit Plan), depending on the amount of time that has elapsed between the date of grant and the date of such “change in control.”
BRC Inc.	60	2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2025:

		Option Awards[1]				Stock Awards[2]
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Chris Mondzelewski President and Chief Executive Officer	5/5/2023	101,752	50,876	5.38	5/4/2030	27,881	30,948
	8/15/2023	382,154	191,076	4.45	8/14/2030	35,580	39,494
	2/23/2024	286,888	573,776	3.91	2/22/2031	106,565	118,287
	3/7/2025	—	1,490,611	2.14	3/6/2032	292,056	324,182
Matthew Amigh Chief Financial Officer	7/7/2025	—	804,940	1.58	7/6/2032	158,228	175,633
Andrew McCormick General Counsel and Secretary (CLO)	4/21/2023	71,904	35,952	5.05	4/20/2030	6,600	7,326
	9/19/2023	—	—	—	—	27,451	30,471
	2/23/2024	45,902	91,804	3.91	2/22/2031	17,050	18,926
	3/7/2025	—	298,122	2.14	3/6/2032	58,411	64,836
	4/4/2025	—	—	—	—	250,000	277,500

1.	Stock options granted vest ratably over three years on an annual basis and expire after seven years.
2.
Stock awards include RSUs and Incentive Unit awards. RSU awards vest annually over three years. The unvested Incentive Units held by our NEOs generally vest over a four-year period — 25% on the first anniversary of the date of grant and then in equal installments at the end of each subsequent quarter over the next three years, in each case, subject to continued employment through such date. The value for each award was calculated by multiplying the number of shares of common stock underlying the unvested portion of the award by $1.11, the closing price for our Class A Common Stock on the NYSE on the last trading day of 2025.

Equity Award Grant Practice
In accordance with Item 402(x) of Regulation S-K under the Securities Act of 1933, as amended, we are providing information regarding our procedures related to the grant of certain equity awards close in time to the release of material non-public information (“MNPI”). The compensation committee and the Board do not have a practice or policy of granting equity awards in anticipation of the release of MNPI and, in any event, we do not time, and do not plan to time, the release of MNPI in coordination with grants of equity awards in a manner that intentionally affects the value of executive compensation. Additionally, our Insider Trading Policy prohibits directors, officers and employees from trading in our common stock while in possession of or on the basis of MNPI about us.
During fiscal 2025, no options were granted to our named executive officers within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report by us that disclosed MNPI.
BRC Inc.	61	2026 Proxy Statement

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, RSUs, PSUs, and Incentive Units (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[1](b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders[2]	21,785,035	2.82	19,730,262
Equity compensation plans not approved by security holders[3]	1,221,857	—	—
Total	23,006,892	2.82	19,730,262

1.
The weighted average exercise price is calculated based solely on the exercise price of outstanding stock options and does not take into account outstanding RSUs, PSUs or Incentive Units, which have no exercise price.

2.
Equity compensation plans approved by our security holders consist of the 2022 Plan and the BRC Inc. 2022 Employee Stock Purchase Plan, which 16,173,276 and 3,556,986 shares of Class A Common Stock, respectively, were available for future issuance as of December 31, 2025.

3.
Represents the number of shares of Class A Common Stock for which 8,472 Incentive Units would be converted as of December 31, 2025. In connection with the Business Combination, we assumed the Incentive Unit Plan, which has not been approved by our stockholders. No additional awards may be issued under the Incentive Unit Plan.

BRC Inc.	62	2026 Proxy Statement

Beneficial Ownership of Our Common Stock
The following table sets forth information known to us regarding the beneficial ownership of shares of common stock as of March 31, 2026 by:
•	each person who is the beneficial owner of more than 5% of the outstanding shares of Class A common stock;
•	each of our NEOs and directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
The beneficial ownership of shares of the Company’s voting stock as presented below is based on the following: (i) an aggregate of 116,480,011 shares of Class A Common Stock issued and outstanding and (ii) an aggregate of 132,645,046 shares of Class B Common Stock issued and outstanding as of March 31, 2026. Subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of Authentic Brands, Common Units of Authentic Brands are redeemable or exchangeable for shares of our Class A Common Stock on a one-for-one basis. Corresponding shares of Class B Common Stock will be canceled on a one-for-one basis as Common Units are redeemed or exchanged. Beneficial ownership of shares of our Class A Common Stock reflected in this table does not include beneficial ownership of shares of our Class A Common Stock for which such Common Units may be redeemed or exchanged.
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock of the Company beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 3131 W. 2210 S., Suite C, West Valley City, UT 84119, Attention: Legal.
BRC Inc.	63	2026 Proxy Statement

Shares of Common Stock Beneficially Owned
The following table provides information regarding beneficial ownership as of March 31, 2026:

Name of Beneficial Holder	Class A Common Stock	Shares Issuable Within 60 Days[1]	Stock Options Exercisable Within 60 Days	Class B Common Stock[2]	Total Class A Common Stock Beneficially Owned	Percentage of Class A Common Stock	Percentage of Total Voting Power
Directors and Officers
Evan Hafer[3]	18,790,338	—	344,018	108,815,402	127,605,740	56.7%	51.3%
Lawrence Molloy	29,069	87,413	—	—	116,482	*	*
Kathryn Dickson	287,090	102,274	—	117,235	506,599	*	*
Clayton Hutmacher	39,202	87,413	—	—	126,615	*	*
Steven Taslitz[4]	852,407	98,777	—	1,689,927	2,641,111	2.2%	1.1%
Glenn Welling[5]	14,597,791	98,952	—	—	14,696,743	12.6%	5.9%
Sean Moriarty	17,442	124,128	—	—	141,570	*	*
Melvin Landis	—	—	—	—	—	—	—
Chris Mondzelewski	240,747	27,881	1,605,427	—	1,874,055	1.6%	*
Stephen Kadenacy	1,363,665	8,865	669,988	—	2,042,518	1.7%	*
Matthew Amigh	—	—	—	—	—	—	—
Andrew McCormick	72,848	131,601	299,034	24,823	528,306	*	*
All directors and executive officers as a group (12 persons)	22,355,039	767,304	2,918,467	110,647,387	136,688,197	59.2%	54.1%

Other Shareholders Over 5%
EKNRH Holdings LLC[6]	—	—	—	30,142,374	30,142,374	20.6%	12.1%
Matthew Best	—	—	—	29,176,726	29,176,726	20.0%	11.7%
Marianne Hellauer[7]	—	—	—	26,648,846	26,648,846	18.6%	10.7%
John Miller[8]	4,354,346	—	—	3,949,290	8,303,636	6.9%	3.3%
Thomas Davin[9]	13,698	—	—	6,907,463	6,921,161	5.6%	2.8%
Funds and accounts managed by Engaged Capital[5]	13,935,560	—	—	—	13,935,560	12.0%	5.6%
BlackRock, Inc.[10]	5,872,016	—	—	—	5,872,016	5.0%	2.4%
Entities affiliated with Alyeska Investment Group, L.P.[11]	10,388,195	—	—	—	10,388,195	8.9%	4.2%
T.R. Rowe Price Investment Management, Inc.[12]	7,873,867	—	—	—	7,873,867	6.8%	3.2%
Maury Avi Epstein[13]	—	—	—	11,241,218	11,241,218	8.8%	4.5%

*	Less than 1%
1.	Consists of shares of Class A Common Stock issuable upon the vesting of RSUs on or before May 30, 2026.
2.
Each share of Class B Common Stock relates to a corresponding number of Common Units and such shares are subject to forfeiture upon redemption of the corresponding Common Units, which units may be redeemed by the holder at any time in exchange for a corresponding number of shares of Class A Common Stock.

BRC Inc.	64	2026 Proxy Statement

3
Based on information set forth in Schedule 13G/A filed with the SEC on November 14, 2024 and Forms 4 filed with the SEC on January 5, 2026 and July 18, 2025. Consists of (i) 30,142,374 shares of Class B Common Stock held through EKNRH Holdings LLC, an entity managed by Mr. Hafer, and (ii) 18,710,338 shares of Class A Common Stock and 78,673,028 shares of Class B Common Stock, which shares include the shares reported as held by Mr. Mat Best, Engaged Capital, Ms. Hellauer, Ms. Avi Epstein and Mr. John Miller, that may be deemed to be beneficially owned by Mr. Hafer, given that, pursuant to the Investor Rights Agreement, Mr. Hafer has a proxy to vote such shares with respect to director elections. The number of shares subject to the Investor Rights Agreement is based on the most recent information available to the Company. Mr. Hafer disclaims any beneficial ownership of the reported shares other than with respect to shares held by EKNRH Holdings LLC and other than to the extent of any pecuniary interest Mr. Hafer may have therein, directly or indirectly.

4
Includes 3,724 shares of Class B Common Stock held by Mr. Taslitz and 1,686,203 shares of Class B Common Stock held by a trust for which Mr. Taslitz is acting as a trustee and which shares may therefore be deemed to be beneficially owned by Mr. Taslitz. Mr. Taslitz disclaims any beneficial ownership of the reported shares held by such trusts other than to the extent of any pecuniary interest Mr. Taslitz may have therein, directly or indirectly. For the description of an all-asset security package which includes all such shares, see “Other Governance Matters – Prohibition of Certain Types of Transactions.”

5
Includes (i) 156,139 shares of Class A Common Stock owned by Mr. Welling and (ii) 13,935,560 shares of Class A Common Stock held by Engaged Capital Flagship Master Fund, LP (“Engaged Capital FMF”), as the general partner and investment adviser of Engaged Capital FMF and the investment adviser of the Engaged Capital Account, and Glenn Welling, as the Founder and Chief Investment Officer of Engaged Capital and the sole member of Engaged Capital Holdings, LLC (the managing member of Engaged Capital), may be deemed to beneficially own the 13,935,560 shares owned in the aggregate by Engaged Capital FMF and held in the Engaged Capital Account. Mr. Welling disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Welling may have therein, directly or indirectly. Mr. Welling is also a trustee of a trust that owns 506,092 shares of Class A Common Stock of the Company and, as such, may be deemed to be the beneficial owner of such shares. The principal business address of Glenn Welling and Engaged Capital is c/o Engaged Capital, LLC, 610 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

6	EKNRH Holdings LLC is an entity managed by Evan Hafer and, as such, Evan Hafer is the beneficial owner of the shares held by EKNRH Holdings LLC.
7
Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2023 by Marianne Hellauer. Ms. Hellauer serves as trustee for trusts holding 26,648,846 shares of Class B Common Stock. Ms. Hellauer reported that she has sole voting and dispositive power with respect to all such shares. Ms. Hellauer disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Ms. Hellauer may have therein, directly or indirectly.

8
Based on information set forth in a Schedule 13G/A filed with the SEC on August 12, 2025 by John Miller. Mr. Miller serves as manager of certain entities holding 4,354,346 shares of Class A Common Stock and 3,949,290 shares of Class B Common Stock. Mr. Miller reported that he has sole voting and dispositive power with respect to all such shares. Mr. Miller disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Miller may have therein, directly or indirectly.

9	Based on information set forth in Schedule 13G/A filed with the SEC on February 14, 2025 by Thomas Davin.
10	Based on information set forth in a Schedule 13G filed with the SEC on January 21, 2026 by BlackRock Inc. The principal business officer of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.
11
Based on information set forth in a Schedule 13G filed with the SEC on November 14, 2025 by Alyeska Investment Group, L.P. (“Alyeska Investment”), Alyeska Fund GP, LLC (“Alyeska Fund”)m and Anand Parekh. Each of Alyeska Investment, Alyeska Fund and Anand Parekh have shared voting power and shared dispositive power over the securities reported herein. The address for these parties is 77 W. Wacker, Suite 700, Chicago, IL 60601.

12
Based on information set forth in a Schedule 13G filed with the SEC on November 14, 2025. The shares reported herein are held by T. Rowe Price Investment Management, Inc. The address for this entity is 1307 Point Street, Baltimore, MD 21231.

13
Based on information set forth in a Schedule 13G/A filed with the SEC on August 12, 2025 by Maury Avi Epstein. Mr. Epstein serves as manager of certain entities holding 11,241,218 shares of Class B Common Stock. Mr. Epstein reported that he has sole voting and dispositive power with respect to all such shares. Mr. Epstein disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Epstein may have therein, directly or indirectly.

BRC Inc.	65	2026 Proxy Statement

Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. Based solely on a review of copies of reports filed by the reporting persons furnished to us, and written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2025, other than the following reports as follows:
•
Andrew McCormick: one transaction related to tax withholding in connection with the vesting of restricted stock units on September 19, 2025, which was reported on a Form 4, filed late with the SEC on November 4, 2025 due to an administrative delay due to the Edgar Next transition;

•
Melvin Landis: one transaction related to the grant of restricted stock units on September 15, 2025, which was reported on a Form 4, filed late with the SEC on September 24, 2025 due to an administrative delay due to the Edgar Next transition; and

•
Sean Moriarty: one transaction related to the grant of restricted stock units on April 11, 2025, which was reported on a Form 4, filed late with the SEC on April 21, 2025 due to administrative delay in the preparation and filing of Mr. Moriarty’s initial Form 3 following his appointment as a director.

BRC Inc.	66	2026 Proxy Statement

Certain Relationships and Related Party Transactions
We describe below transactions and series of similar transactions, during our last completed fiscal years or currently proposed, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation”.
Related Party Transactions Policy
We have adopted a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the audit committee, subject to the exceptions described below.
A related person transaction is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy.
Under the policy, the Company shall collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is or is not inconsistent with the Company’s best interests and those of the Company’s stockholders, as the audit committee, or other independent body of the Board, determines in the good faith exercise of its discretion.
BRC Inc.	67	2026 Proxy Statement

The audit committee has determined that certain transactions will not require the approval of the audit committee including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock receive the same benefit on a pro rata basis and transactions available to all employees generally.
Transactions with Related Persons
During 2025, the Company purchased a custom vehicle from Evan Hafer, our Founder and Executive Chairman, to be used in the Company’s marketing activities. The purchase price for the vehicle, which was based on an independent, third-party appraisal, was $258,500. Pursuant to our Related Party Transactions Policy, the transaction was reviewed and approved by the Audit Committee at a regularly scheduled Audit Committee meeting.
BRC Inc.	68	2026 Proxy Statement

Additional Information
Availability of Certain Information
Our 2025 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Internet Notice.
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC on March 2, 2026. We will mail without charge, upon written request, a copy of this Proxy Statement or our Annual Report, excluding exhibits. Please send a written request to:
BRC Inc.
Attn: Investor Relations
3131 W. 2210 S., Suite C, West Valley City, UT 84119
(801) 874-1189
Householding
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Internet Notice or, if requested, our Proxy Statement and our Annual Report unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure reduces our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of an Internet Notice, or, if requested, our Proxy Statement and our Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o BRC Inc., 3131 W. 2210 S., Suite C, West Valley City, UT 84119, Attention: Legal or by phone at (801) 874-1189. If you participate in householding and wish to receive a separate copy of the Internet Notice or, if requested, this Proxy Statement and our Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. We will undertake to deliver such separate copies promptly upon written or oral request.
If you are the beneficial owner of shares held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of the Internet Notice, this Proxy Statement or our Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement
If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2027 (the “2027 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal at our principal executive offices, addressed to the
BRC Inc.	69	2026 Proxy Statement

Corporate Secretary, no later than December 11, 2026, which is 120 calendar days before the anniversary of the date this Proxy Statement for the 2026 Annual Meeting is released to stockholders. However, if the date of the 2027 Annual Meeting is changed by more than 30 days from the anniversary date of the 2026 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.
Any stockholder proposal or director nomination submitted to us for consideration at the 2027 Annual Meeting, other than stockholder proposals complying with the Rule 14a-8 (which are subjected to separate requirements printed above), must be delivered to our Corporate Secretary between January 28, 2027 and February 27, 2027, which is 120 days and 90 days prior to the first anniversary of the 2026 Annual Meeting, except that if the date of the 2027 Annual Meeting is more than 30 days before or more than 70 days after such anniversary, we must receive the proposal no later than the close of business on the 10th day following the date on which public announcement of the date of the 2027 Annual Meeting is first made; otherwise, the proposal will be considered by us to be untimely and not properly brought before the 2027 Annual Meeting.
Stockholders wishing to include director nominees in the Company’s proxy card for the 2027 Annual Meeting must provide written notice to our Corporate Secretary between January 28, 2027 and February 27, 2027, with all the names of the director nominees for whom such stockholder intends to solicit proxies. The notice must also meet all the requirements set forth in Rule 14a-19(b) under the Exchange Act, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors.
Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our Bylaws and the SEC.
Other Matters
The Annual Meeting is called for the purposes set forth in the notice of Annual Meeting. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
BRC Inc.	70	2026 Proxy Statement

ANNEX A
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BRC INC.
A DELAWARE PUBLIC BENEFIT CORPORATION
[•], 2026
BRC Inc., a benefit corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to insert the following as a new paragraph immediately following Article IV, Section 4.1:
Upon the filing and effectiveness (the “First Effective Time”) of the Certificate of Amendment to the Certificate of Incorporation adding this paragraph and subject to the treatment of fractional share interests as described below, each [ ]1 shares of the Class A Common Stock, either issued and outstanding or held in treasury immediately prior to the First Effective Time shall automatically be reclassified, combined and changed into one validly issued, fully paid and non-assessable share of Class A Common Stock, without any further action by the Corporation or the respective holder thereof. No fractional shares shall be issued at the First Effective Time and, in lieu thereof, the transfer agent shall aggregate all fractional shares of Class A Common Stock and sell them as soon as practicable at the then-prevailing prices on the open market and stockholders who would have been entitled to a fractional share of Class A Common Stock will instead receive a cash payment in an amount equal to their respective pro rata share of the total proceeds of that sale. Each certificate or book entry position that immediately prior to the First Effective Time represented shares of Class A Common Stock shall thereafter represent that number of shares of Class A Common Stock into which the shares of such Class A Common Stock previously represented by such certificate or book entry position has been reclassified, combined and changed subject to the elimination of fractional share interests as described above.
2. This Certificate of Amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.
3. This Certificate of Amendment shall become effective at 5:01 p.m. Eastern Time, on        , 2026.
[1]	The ratio will be a range between [1-for-10] and [1-for-50] as determined by the Board of Directors.
BRC Inc.	A-1	2026 Proxy Statement

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

BRC INC.
By:
Name: Title:

BRC Inc.	A-2	2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BRCC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93888-P50544

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRC Inc.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Class I Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kathryn Dickson	☐	☐	☐
1b. Chris Mondzelewski	☐	☐	☐
1c. Lawrence "Chip" Molloy	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Only shares of Class A Common Stock may be voted on Proposal No. 3.
Any shares of Class B Common Stock voted on Proposal No. 3 shall not be counted.

V93889-P50544

BRC Inc.
Annual Meeting of Stockholders
May 28, 2026 11:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Chris Mondzelewski and Matt Amigh, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of BRC Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM ET, on May 28, 2026, virtually at www.virtualshareholdermeeting.com/BRCC2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting of Stockholders. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side